EXHIBIT 4.1


                          FORM OF POOLING AND SERVICING
                                    AGREEMENT


                                      among


                      MELLON AUTO RECEIVABLES CORPORATION,

                                  as Depositor,

                               MELLON BANK, N.A.,

                             as Servicer and Seller,


                                       and
                           --------------------------,
                                   as Trustee,


                      On behalf of the Certificateholders,
                             and as Collateral Agent


                          Dated as of ________ __, 199_


                            Mellon Auto Trust 199_-_
             $_____________ Class A ____% Asset Backed Certificates $_____________ Class B ____% Asset Backed Certificates


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                                TABLE OF CONTENTS

                                                                           PAGE
                                    ARTICLE I
                                   Definitions

   SECTION 1.1.   Definitions............................................... 1
   SECTION 1.2.   Other Definitional Provisions.............................19
   SECTION 1.3.   Calculations..............................................20
   SECTION 1.4.   References................................................20
   SECTION 1.5.   References to the Trust...................................20
   SECTION 1.6.   Action by or Consent of Certificateholders................20

                                   ARTICLE II
                               The Trust Property

   SECTION 2.1.   Conveyance of Trust Property..............................20
   SECTION 2.2.   A. Representations and Warranties of the Seller...........21
   SECTION 2.2.   B. Representations and Warranties of Depositor............25
   SECTION 2.3.   Repurchase upon Breach....................................26
   SECTION 2.4.   Custody of Receivable Files...............................26
   SECTION 2.5.   Duties of Servicer as Custodian...........................27
   SECTION 2.6.   Instructions; Authority To Act............................27
   SECTION 2.7.   Custodian's Indemnification...............................27
   SECTION 2.8.   Effective Period and Termination..........................28

                                   ARTICLE III
               Administration and Servicing of the Trust Property

   SECTION 3.1.   Duties of Servicer........................................28
   SECTION 3.2.   Collection and Allocation of Receivable Payments..........29
   SECTION 3.3.   Realization upon Receivables..............................29
   SECTION 3.4.   Physical Damage Insurance; Other Insurance................30
   SECTION 3.5.   Maintenance of Security Interests in Financed Vehicles....30
   SECTION 3.6.   Covenants of Servicer.....................................31
   SECTION 3.7.   Purchase of Receivables upon Breach.......................31
   SECTION 3.8.   Servicing Fee.............................................31
   SECTION 3.9.   Servicer's Certificate....................................31
   SECTION 3.10.  Annual Statement as to Compliance; Notice of Default......32
   SECTION 3.11.  Annual Independent Certified Public Accountants' Report...32
   SECTION 3.12.  Access to Certain Documentation and Information
                  Regarding Receivables.....................................33
   SECTION 3.13.  Servicer Expenses.........................................33
   SECTION 3.14.  Appointment of Subservicers...............................33

                                   ARTICLE IV
          Distributions; Reserve Fund; Statements to Certificateholders

   SECTION 4.1.   Establishment of Accounts.................................33
   SECTION 4.2.   Collections...............................................37
   SECTION 4.3.   Additional Deposits.......................................37
   SECTION 4.4.   Net Deposits..............................................38
   SECTION 4.5.   Distributions.............................................38
   SECTION 4.6.   Reserve Fund..............................................39
   SECTION 4.7.   Statements to Certificateholders..........................41
   SECTION 4.8.   Advances..................................................42

                                    ARTICLE V
                             [Intentionally Omitted]

                                   ARTICLE VI
                                The Certificates

   SECTION 6.1.   The Certificates..........................................43
   SECTION 6.2.   Authentication and Delivery of Certificates...............43
   SECTION 6.3.   Registration of Transfer and Exchange of Certificates.....44
   SECTION 6.4.   Mutilated, Destroyed, Lost or Stolen Certificates.........45
   SECTION 6.5.   Persons Deemed Owners.....................................45
   SECTION 6.6.   Access to List of Certificateholders' Names
                  and Addresses.............................................45
   SECTION 6.7.   Maintenance of Office or Agency...........................45
   SECTION 6.8.   Book-Entry Certificates...................................46
   SECTION 6.9.   Notices to Clearing Agency................................47
   SECTION 6.10.  Definitive Certificates...................................47

                                   ARTICLE VII
                                  The Depositor

   SECTION 7.1.   Representations of Depositor..............................48
   SECTION 7.2.   Special Purpose Entity....................................49
   SECTION 7.3.   Corporate Existence.......................................49
   SECTION 7.4.   Liability of Depositor; Indemnities.......................50
   SECTION 7.5.   Merger or Consolidation of, or Assumption of
                  the Obligations of Depositor..............................51
   SECTION 7.6.   Limitation on Liability of Depositor and Others...........52
   SECTION 7.7.   Depositor May Own Certificates............................52
   SECTION 7.8.   Security Interest.........................................52

                                  ARTICLE VIII
                           The Servicer and the Seller

   SECTION 8.1.   Representations of the Bank...............................52
   SECTION 8.2.   Indemnities of the Bank...................................54
   SECTION 8.3.   Merger or Consolidation of, or Assumption of
                  the Obligations of, the Bank..............................55
   SECTION 8.4.   Limitation on Liability of the Bank and Others............56
   SECTION 8.5.   The Bank Not To Resign as Servicer........................56
   SECTION 8.6.   Corporate Existence.......................................56
   SECTION 8.7.   Tax Accounting............................................57


                                   ARTICLE IX
                              Servicing Termination

   SECTION 9.1.   Events of Servicing Termination...........................58
   SECTION 9.2.   Appointment of Successor..................................59
   SECTION 9.3.   Payment of Servicing Fee; Repayment of Advances...........59
   SECTION 9.4.   Notification to Certificateholders........................60
   SECTION 9.5.   Waiver of Past Events of Servicing Termination............60

                                    ARTICLE X
                                   The Trustee

   SECTION 10.1.  Acceptance by Trustee.....................................60
   SECTION 10.2.  Duties of Trustee.........................................60
   SECTION 10.3.  Trustee's Certificate.....................................62
   SECTION 10.4.  Trustee's Assignment of Purchased Receivables.............62
   SECTION 10.5.  Certain Matters Affecting the Trustee.....................62
   SECTION 10.6.  Trustee Not Liable for Certificates or Receivables........64
   SECTION 10.7.  Trustee May Own Certificates..............................65
   SECTION 10.8.  Trustee's Fees and Expenses...............................65
   SECTION 10.9.  Eligibility Requirements for Trustee......................65
   SECTION 10.10. Resignation or Removal of Trustee.........................66
   SECTION 10.11. Successor Trustee.........................................66
   SECTION 10.12. Merger or Consolidation of Trustee........................67
   SECTION 10.13. Appointment of Co-Trustee or Separate Trustee.............67
   SECTION 10.14. Representations and Warranties of Trustee.................68
   SECTION 10.15. Reports by Trustee........................................69
   SECTION 10.16. Tax Accounting............................................69
   SECTION 10.17. Trustee May Enforce Claims Without Possession
                   of Certificates..........................................69

                                   ARTICLE XI
                                   Termination

   SECTION 11.1.  Termination of the Trust..................................70
   SECTION 11.2.  Optional Purchase of All Receivables......................71
   SECTION 11.3.  Mandatory Sale of all Contracts...........................71

                                   ARTICLE XII
                            Miscellaneous Provisions

   SECTION 12.1.  Amendment.................................................72
   SECTION 12.2.  Protection of Title to Trust..............................73
   SECTION 12.3.  Limitation on Rights of Certificateholders................75
   SECTION 12.4.  GOVERNING LAW.............................................76
   SECTION 12.5.  Notices...................................................76
   SECTION 12.6.  Severability of Provisions................................76
   SECTION 12.7.  Assignment................................................77
   SECTION 12.8.  Certificates Nonassessable and Fully Paid.................77
   SECTION 12.9.  Intention of Parties......................................77
   SECTION 12.10. Counterparts..............................................77
   SECTION 12.11. Collateral Agent Protection...............................78
   SECTION 12.12. Limitation of Liability of Trustee and Collateral Agent...78
   SECTION 12.13. Independence of the Servicer..............................78
   SECTION 12.14. No Joint Venture..........................................78
   SECTION 12.15. Headings..................................................78
   SECTION 12.16. Limitations on Rights of Others...........................78

SCHEDULES

Schedule A - Schedule of Receivables
Schedule B - Location of Receivables


EXHIBITS

Exhibit A - Form of Class A Certificate
Exhibit B - Form of Class B Certificate
Exhibit C - Form of Monthly Statement to Certificateholders
Exhibit D - Form of Benefit Plan Affidavit
Exhibit E - Form of Trustee's Certificate
Exhibit F -Termination -  Auction Procedures



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                  POOLING AND SERVICING AGREEMENT dated as of _________, 199 _
         (the "Agreement"), among Mellon Auto Receivables Corporation, a Delaware corporation, as depositor (the "Depositor"), Mellon Bank, N.A., a national banking association (the "Bank"), as servicer (the "Servicer") and seller (the "Seller") and _____________, as trustee hereunder (the "Trustee") and as collateral agent with respect to the Reserve Fund (the "Collateral Agent").

          In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

          "ACCOUNTS" has the meaning specified in Section 4.1(a)(ii).

          "ACCOUNT PROPERTY" means all amounts and investments held from time to time in any Account, the Reserve Fund or the Payahead Account, as the case may be (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "ACTUARIAL RECEIVABLE" means any Receivable under which the portion of a payment allocable to principal and the portion of a payment allocable to interest is determined in accordance with the Scheduled Payment.

          "ADVANCE" means the amount, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the related Actuarial Receivable pursuant to Section 4.8(a).

          "ADVISOR" has the meaning specified in Section 11.3.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGGREGATE NET LOSSES" means, with respect to a Collection Period, the aggregate principal balance of all Receivables newly designated during such Collection Period as Liquidated Receivables minus Liquidation Proceeds collected during such Collection Period with respect to all Liquidated Receivables.

          "AGREEMENT" means this Pooling and Servicing Agreement, as the same may be amended and supplemented from time to time.

          "AMOUNT FINANCED" means, with respect to any Receivable, the amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs.

          "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract expressed as a percentage.

          "AUCTION" has the meaning specified in Section 11.3.

          "AUCTION PROCEDURES" has the meaning specified in Section 11.3.

          "AUCTION PROPERTY" has the meaning specified in Section 11.3.

          "AUTHORIZED OFFICER" means, (i) with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, managing director, secretary, assistant secretary, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Servicer to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "BALLOON LOAN" means a Receivable originated with a stated maturity of less than the period of time of the corresponding amortization schedule.

          "BALLOON PAYMENT" means the final payment required to be made under a Balloon Loan.

          "BANK" has the meaning specified in the preamble.

          "BASIC DOCUMENTS" means the Depository Agreement and other documents and certificates delivered in connection therewith.

          "BOOK-ENTRY CERTIFICATES" mean beneficial interests in the definitive Certificates described in Section 6.10, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in Section 6.10.

          "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, ________________ or the city in which the Corporate Trust Office is located are authorized by law, regulation, executive order or governmental decree to be closed.

          "CERTIFICATE" means any Class A Certificate or Class B Certificate.

          "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules, regulations and procedures of such Clearing Agency).

          "CERTIFICATE REGISTER" means the register maintained by the Trustee for the registration of Certificates and of transfers and exchanges of Certificates as provided in Section 6.3.

          "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name a Certificate shall be registered in the Certificate Register, EXCEPT THAT, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of the Depositor, the Servicer or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

          "CLASS A CERTIFICATE" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

          "CLASS A CERTIFICATEHOLDER" or "CLASS A HOLDER" means the Person in whose name a Class A Certificate shall be registered in the Certificate Register, EXCEPT THAT, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Depositor, the Servicer or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

          "CLASS A DISTRIBUTION ACCOUNT" means the account established and maintained as such pursuant to Section 4.1.

          "CLASS A INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

          "CLASS A INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

          "CLASS A MONTHLY INTEREST" means, with respect to any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, a fraction, the numerator of which is __ and the denominator of which is 360) of the product of the Class A Pass-Through Rate and the Class A Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class A Principal Balance.

          "CLASS A MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for such Distribution Date plus the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

          "CLASS A PASS-THROUGH RATE" means ___% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "CLASS A PERCENTAGE" means __%.

          "CLASS A POOL FACTOR" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Class A Principal Balance (after giving effect to any distributions made on such Distribution Date) divided by the Original Class A Principal Balance.

          "CLASS A PRINCIPAL BALANCE" equals the Original Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

          "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

          "CLASS A PRINCIPAL DISTRIBUTION" means, with respect to any Distribution Date (including the Final Scheduled Distribution Date), the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall for such Distribution Date; PROVIDED, HOWEVER, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

          "CLASS B CERTIFICATE" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit B hereto.

          "CLASS B CERTIFICATEHOLDER" or "CLASS B HOLDER" means the Person in whose name a Class B Certificate shall be registered in the Certificate Register, EXCEPT THAT, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Depositor, the Servicer or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

          "CLASS B DISTRIBUTION ACCOUNT" means the account established and maintained as such pursuant to Section 4.1.

          "CLASS B INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

          "CLASS B INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

          "CLASS B MONTHLY INTEREST" means, with respect to any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, a fraction, the numerator of which is __ and the denominator of which is 360) of the product of the Class B Pass-Through Rate and the Class B Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class B Principal Balance.

          "CLASS B MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for such Distribution Date plus the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

          "CLASS B PASS-THROUGH RATE" means ___% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "CLASS B PERCENTAGE" means __%.

          "CLASS B POOL FACTOR" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Class B Principal Balance (after giving effect to any distributions made on such Distribution Date) divided by the Original Class B Principal Balance.

          "CLASS B PRINCIPAL BALANCE" equals the Original Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

          "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such preceding Distribution Date.

          "CLASS B PRINCIPAL DISTRIBUTION" means, with respect to any Distribution Date (including the Final Scheduled Distribution Date), the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall for such Distribution Date; PROVIDED, HOWEVER, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificate-holders will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

          "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be DTC.

          "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "CLOSING DATE" means ____________, 199_.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL AGENT" means __________________, a _____________ banking corporation, in its capacity as collateral agent with respect to the Reserve Fund and the Payahead Account for the Certificateholders.

          "COLLECTION ACCOUNT" means the account or accounts established and maintained as such pursuant to Section 4.1.

          "COLLECTION PERIOD" means, a calendar month, except with respect to the first Collection Period, which shall be the period from the Cutoff Date to _________ __, 199_. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances, (4) all Advances and reductions of Outstanding Advances and
(5) all distributions to be made on the immediately following Distribution Date.

          "COLLECTIONS" mean, for a Distribution Date, the sum of the Interest Collections and Principal Collections for such Distribution Date.

          "COMPUTER TAPE" means the computer tape furnished to the Trustee describing certain characteristics of the Receivables as of the Cutoff Date.

          "CONTRACT" means a motor vehicle retail installment sale contract.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at _____________________ or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Certificateholders, the Depositor and the Servicer).

          "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

          "CUMULATIVE NET LOSS RATIO" means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is an amount equal to the excess of (i) the cumulative amount of Realized Losses and Cram Down Losses from the Cutoff Date through the last day of the related Collection Period over (ii) the cumulative amount of Recoveries from the Cutoff Date through the last day of the related Collection Period and the denominator of which is the Initial Pool Balance.

          "CUTOFF DATE" means ____________, 199_.

          "CUTOFF DATE PRINCIPAL BALANCE" means, with respect to a Receivable, the Principal Balance of such Receivable as of the Cutoff Date.

          "DEALER" means a motor vehicle dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to the Seller under an existing agreement between such Dealer and the Seller.

          "DEALER AGREEMENT" means any agreement between a Dealer and the Seller relating to the acquisition of Receivables from a Dealer by the Seller.

          "DEFINITIVE CERTIFICATES" shall have the meaning specified in Section 6.10.

          "DELINQUENCY PERCENTAGE" means, with respect to a Collection Period the ratio of (a) the outstanding principal balance of all outstanding Receivables 60 days or more delinquent (which amount shall include Receivables in respect of Financed Vehicles that have been repossessed but not yet sold or otherwise liquidated) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, divided by (b) the outstanding principal balance of all Receivables on the last day of such Collection Period.

          "DELIVERY" when used with respect to Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"):

                           (i) transfer of possession thereof to the Trustee or
                  Collateral Agent (all references to the Collateral Agent, in this definition relate to the Reserve Fund), as applicable, endorsed to, or registered in the name of, the Trustee or Collateral Agent as applicable, or their respective nominee or endorsed in blank;

          (b) with respect to a certificated security:

                           (i) delivery thereof in bearer form to the Trustee or Collateral Agent, as applicable, or their respective nominee or custodian; or

                           (ii) delivery thereof in registered form to the
                  Trustee or Collateral Agent, as applicable, or their respective nominee or custodian and

                                    (A) the certificate is endorsed to the
                  Trustee or Collateral Agent, as applicable, or their respective nominee or custodian or in blank by effective endorsement; or

                                    (B) the certificate is registered in the
                  name of the Trustee or Collateral Agent, as applicable, or their respective nominee or custodian, upon original issue or registration of transfer by the Trust;

          (c) with respect to an uncertificated security:

                           (i) the delivery of the uncertificated security to the Trustee or Collateral Agent, as applicable, or their respective nominee or custodian; or

                           (ii) the issuer has agreed that it will comply with
                  instructions originated by the Trustee or Collateral Agent, as applicable, or their respective nominee or custodian without further consent by the registered owner;

          (d) with respect to any security issued by the U.S. Treasury that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

                           (i) a Federal Reserve Bank by book entry credits the
                  book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part
                  357) which is also a securities intermediary; and

                           (ii) the participant indicates by book entry that the
                  book-entry security has been credited to the Trustee or Collateral Agent, as applicable, or their respective nominee or custodian securities account;

          (e) with respect to a security entitlement:

                           (i)  the Trustee or the Collateral Agent, as
                  applicable, or their respective nominee or custodian becomes the entitlement holder; or

                           (ii) the securities intermediary has agreed that it
                  will comply with entitlement orders originated by the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian without further consent by the entitlement holder;

          (f) for the purpose of clauses (b) and (c) hereof "delivery" means:

                           (i)  with respect to a certificated security:

                                    (A) the Trustee or the Collateral Agent, as
                  applicable, or their respective nominee or custodian acquires possession thereof;

                                    (B) another person (other than a securities
                  intermediary) either acquires possession thereof on behalf of the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian or, having previously acquired possession thereof, acknowledges that it holds for the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian; or

                                    (C) a securities intermediary acting on
                  behalf of the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian by an effective endorsement;

                           (ii) with respect to an uncertificated security:

                                    (A) the issuer registers the Trustee or the
                  Collateral Agent, as applicable, or their respective nominee or custodian as the registered owner, upon original issue or registration of transfer; or

                                    (B) another person (other than a securities
                  intermediary) either becomes the registered owner thereof on behalf of the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian or, having previously become the registered owner, acknowledges that it holds for the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian;

          (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the
UCC:

                           (i)    "certificated security"

                           (ii)   "effective endorsement"

                           (iii)  "entitlement holder"

                           (iv)   "instrument"

                           (v)    "securities account"

                           (vi)   "securities entitlement"

                           (vii)  "securities intermediary"

                           (viii) "uncertificated security"

          (h) in each case of Delivery contemplated herein, the Trustee or the Collateral Agent, as applicable, or their respective nominee or custodian shall make appropriate notations on its records, and shall cause same to be made on the records of their respective nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

          "DEPOSITOR" means Mellon Auto Receivables Corporation, as the depositor of the Receivables, and each successor to Mellon Auto Receivables Corporation (in the same capacity) to the extent permitted hereunder.

          "DEPOSITORY AGREEMENT" means the agreement among the Depositor, the Servicer, the Trustee and DTC, dated __________, 199_.

          "DETERMINATION DATE" means, with respect to any Distribution Date, the earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date.

          "DISTRIBUTION DATE" means, with respect to each Collection Period, the fifteenth day of the following month, or if such day is not a Business Day, the immediately following Business Day, commencing in _________.

          "DISTRIBUTION DATE STATEMENT" means, the statement described in
Section 4.7

          "DTC" means The Depository Trust Company.

          "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Depositor or any affiliate of the Depositor) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "ELIGIBLE INSTITUTION" means (a) the corporate trust department of the Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term senior unsecured debt rating acceptable to the Rating Agencies or (B) a short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

          "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution (including the Depositor or any Affiliate of the Depositor) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          (c) commercial paper (including commercial paper of the Depositor or any Affiliate of the Depositor) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          (d) investments in money market funds (including funds for which the Depositor or the Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

          (g) any other investment which would not cause either Rating Agency to downgrade or withdraw its then current rating of either the Class A Certificates or the Class B Certificates.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA ENTITY" means (i) an employee benefit plan, retirement arrangement, individual retirement account or Keogh subject to either Title I of ERISA or Section 4975 of the Code, or (ii) an entity whose source of funds to be used for the purchase of a Class B Certificate includes the assets of any such plan, arrangement or account.

          "EVENT OF SERVICING TERMINATION" means an event specified in Section 9.1.

          "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

          "FINAL SCHEDULED DISTRIBUTION DATE" means the ______________ Distribution Date.

          "FINAL SCHEDULED MATURITY DATE" means ___________.

          "FINANCED VEHICLE" means a new or used automobile, (including passenger car, minivan, sport/utility vehicle or light truck) together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

          "INDEPENDENT COUNSEL" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Servicer, the Trust, the Depositor, the Seller and any Affiliate of any of the foregoing Persons and
(b) is not an officer or employee of the Servicer, the Trust, the Depositor, the Seller or any Affiliate of any of the foregoing Persons.

          "INSOLVENCY EVENT" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "INTEREST COLLECTIONS" means, with respect to any Distribution Date, the sum of the following amounts without duplication: (a) that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period using (x) in the case of a Simple Interest Receivable, the Simple Interest Method and (y) in the case of an Actuarial Receivable, the actuarial method (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest, and excluding amounts deposited into the Payahead Account and allocable to interest, in each case in respect of the preceding Collection Period); (b) Liquidation Proceeds attributable to interest on the Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures; (c) all Advances made by the Servicer of interest due on the Actuarial Receivables; (d) the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer as of the close of business on the last day of the preceding Collection Period to the extent attributable to accrued interest on such Receivable; (e) Recoveries for such Collection Period and (f) Investment Earnings for such Distribution Date; PROVIDED, HOWEVER, that in calculating the Interest Collections (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date, and (ii) distributed to the Servicer with respect to such Distribution Date, as reimbursement for Outstanding Advances in accordance with Section 4.8 shall all be excluded.

          "INVESTMENT EARNINGS" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Accounts and the Reserve Fund to be deposited into the Collection Account on such Distribution Date pursuant to Section 4.1.

          "LIEN" means a security interest, lien, charge, pledge or encumbrance of any kind, other than tax liens, mechanics' liens and any liens which attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

          "LIQUIDATED RECEIVABLES" means, Receivables (i) which have been liquidated by the Servicer through the sale of the related Financed Vehicle,
(ii) as to which all or a portion representing 10% or more of a scheduled payment due is 150 or more days delinquent or (iii) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

          "LIQUIDATION DISTRIBUTION DATE" has the meaning specified in Section 11.3.

          "LIQUIDATION PROCEEDS" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source (other than any proceeds from any Dealer commission) on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

          "MOODY'S" means Moody's Investors Service, Inc., or its successors in interest.

          "NET LOSSES" means the sum of Realized Losses and Cram Down Losses minus Recoveries for any Collection Period.

          "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

          "OFFICERS' CERTIFICATE" means a certificate signed by (a) the president, any senior vice president or any vice president and (b) a secretary or assistant secretary of the Depositor, the Seller or the Servicer, as appropriate, provided that no one person may sign in a capacity fulfilling both clause (a) and clause (b).

          "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor, the Seller or the Servicer, and which opinion or opinions shall be addressed to the Trustee as Trustee; provided, however, that any opinion regarding the status of the Trust as a grantor trust for federal income tax purposes shall be delivered by Independent Counsel.

          "ORIGINAL CLASS A PRINCIPAL BALANCE" means $-------------.

          "ORIGINAL CLASS B PRINCIPAL BALANCE" means $-------------.

          "ORIGINAL POOL BALANCE" means the aggregate Cutoff Date Principal Balance of the Receivables, which is $-------------.

          "ORIGINAL PRINCIPAL BALANCE" means the sum of the Original Class A Principal Balance and the Original Class B Principal Balance.

          "OUTSTANDING ADVANCES" on the Actuarial Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Advances as reduced as provided in Section 4.8(a).

          "PAYAHEAD" on an Actuarial Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 4.2(b) with respect to such Receivable.

          "PAYAHEAD ACCOUNT" means the account designated as such, established and maintained pursuant to Section 4.1(b)(i).

          "PAYAHEAD BALANCE" on an Actuarial Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Actuarial Receivable, as reduced by applications of previous Payaheads with respect to such Actuarial Receivable, pursuant to Sections 4.1 and 4.8.

          "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "PHYSICAL PROPERTY" has the meaning assigned to such term in the definition of "Delivery" above.

          "PLAN" has the meaning specified in Section 6.3.

          "POOL BALANCE" as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

          "PRINCIPAL BALANCE" of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of
(i)(a) with respect to a Simple Interest Receivable, that portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (b) in the case of an Actuarial Receivable, that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, theft, credit life, credit accident or health insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal, (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance of the Receivable and (v) Cram Down Losses in respect of such Receivable.

          "PRINCIPAL COLLECTIONS" means, with respect to any Distribution Date, the sum of (i) (a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables, the sum of (x) the amount of all Scheduled Payments allocable to principal due during the preceding Collection Period and (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period, in the case of both (a) and (b), without regard to any extensions or modifications thereof effected after the Cutoff Date, other than with respect to any extensions or modifications required in connection with Cram Down Losses during such Collection Period; (ii) the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer, in each case, as of the close of business on the last day of the preceding Collection Period (except to the extent included in (i) above; (iii) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (i) above); (iv) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or heath insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; and (v) the aggregate amount of Cram Down Losses during such Collection Period.

          "PURCHASE AMOUNT" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof including interest at the APR to the end of the month of purchase (without giving effect to Outstanding Advances).

          "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by (i) the Servicer pursuant to
Section 3.7 or (ii) repurchased by the Seller pursuant to Section 2.3.

          "RATING AGENCY" means ___________________________________. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Collateral Agent and the Servicer.

          "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that neither of the Rating Agencies shall have notified the Depositor, the Servicer or the Trustee in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of either class of Certificates. With respect to Section 4.2, the Rating Agency Condition shall be deemed to be satisfied on the Closing Date after receipt of a letter from each Rating Agency dated such date stating that the Class A Certificates are rated in the highest investment rating category and the Class B Certificates are rated at least "A" or its equivalent.

          "REALIZED LOSSES" means the excess of the Principal Balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

          "RECEIVABLE" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche), but excluding Liquidated Receivables and Purchased Receivables.

          "RECEIVABLE FILES" means the documents specified in Section 2.4.

          "RECORD DATE" means, in respect of each Collection Period and the related Distribution Date, the last day of the calendar month immediately preceding such Distribution Date.

          "RECOVERIES" means, with respect to any Liquidated Receivable, monies collected in respect thereof, from whatever source (other than any proceeds from any Dealer commission), during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

          "RELATED FINANCED VEHICLE" means a Financed Vehicle securing the Obligor's indebtedness under a Receivable.

          "RESERVE FUND" means the fund established and maintained as such pursuant to Section 4.1(b).

          "RESERVE FUND DEPOSIT" means, with respect to the Closing Date, $___________.

          "SCHEDULED PAYMENT" on an Actuarial Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance under the actuarial method over the term of the Actuarial Receivable (except, in the case a Balloon Loan, to the extent necessary to amortize the Principal Balance to the amount of the Balloon Payment over the life of the Actuarial Receivable) and to provide interest at the APR.

          "SCHEDULE OF RECEIVABLES" means each list attached hereto as Schedule A identifying the Receivables conveyed by the Depositor or at the Depositor's direction, which list may be in the form of microfiche, or computer readable tape or diskette.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SELLER" has the meaning specified in the preamble.

          "SERVICER" means the Bank, the Servicer of the Receivables, and each successor to the Bank (in the same capacity) pursuant to Section 7.5 or 8.3.

          "SERVICER'S CERTIFICATE" has the meaning specified in Section 3.9.

          "SERVICING FEE" means, with respect to any Distribution Date, the fee payable to the Servicer for services rendered during such Collection Period, determined pursuant to Section 3.8.

          "SERVICING FEE RATE" shall be ___% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

          "SIMPLE INTEREST RECEIVABLE" means any Receivable under which the portion of a payment allocable to principal and the portion of a payment allocable to interest is determined in accordance with the Simple Interest Method.

          "SPECIFIED RESERVE BALANCE" means, with respect to any Distribution Date, the greater of (a) ____% of the sum of the Class A Principal Balance and the Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution Date) except that, if on any Distribution Date (x) the Cumulative Net Loss Ratio exceeds the Trigger Percentage for such Distribution Date or (y) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds ____%, then the Specified Reserve Balance shall be an amount equal to the greater of ___% of the sum of the Class A Principal Balance and the Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution
Date) and the amount specified in clause (b) below or (b) ____% of the sum of the Original Class A Principal Balance and the Original Class B Principal Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Fund other than the Reserve Fund Deposit.

          "STAMP" has the meaning specified in Section 6.3.

          "STANDARD & POOR'S" or "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or its successor.

          "TRANSFER DATE" means, with respect to any Distribution Date, the Business Day preceding such Distribution Date.

          "TRIGGER PERCENTAGE" means (i) in the case of any Distribution Date prior to ___ Distribution Date, ___%, (ii) in the case of any Distribution Date on and after the ___ Distribution Date but prior to the ___ Distribution Date, ___%, (iii) in the case of any Distribution Date on and after the ___ Distribution Date but prior to the ___ Distribution Date, ___%, (iv) in the case of any Distribution Date on and after the ___ Distribution Date but prior to the
___ Distribution Date, ___% and (v) in the case of any Distribution Date on and after the ___ Distribution Date, ___%.

          "TRUST" means the Mellon Auto Trust 199_-_ created by this Agreement.

          "TRUSTEE" means ____________________, as Trustee under this Agreement, or any successor, and any successor Trustee appointed and acting pursuant to Sections 10.10 and 10.11.

          "TRUST PROPERTY" means:

          (a) all right, title and interest of the Seller in and to the Receivables, and all moneys received thereon (other than any proceeds from any Dealer commission), on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, all monies received thereon prior to the Cutoff Date that are due on or after the Cutoff Date;

          (b) all right, title and interest of the Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

          (c) all right, title and interest of the Seller in and to any proceeds from claims on any physical damage, repossession, loss, skip, credit life and credit accident, vendor's single interest and health insurance policies or certificates relating to the Financed Vehicles or the Obligors;

          (d) all right, title and interest of the Seller in and to refunds for the costs of extended service contracts with respect to Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

          (e) the interest of the Seller in any proceeds from any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement or a default by an Obligor resulting in the repossession of the Financed Vehicle under such Dealer Agreement; and

          (f) the proceeds of any and all of the foregoing. "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

          SECTION 1.2. OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          SECTION 1.3. CALCULATIONS. Except as otherwise specifically provided herein, all calculations of the amount of interest accrued on the Certificates during any Collection Period and all calculations of the amount of the Servicing Fee payable with respect to a Collection Period shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          SECTION 1.4. REFERENCES. All references to the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business on such day.

          SECTION 1.5. REFERENCES TO THE TRUST. Whenever any provision of this Agreement refers to actions to be taken by the Trust, matters to be consented to by the Trust, or deliveries or notices to the Trust, such provision shall be deemed to refer to actions to be taken by the Trustee, matters to be consented to by the Trustee, or deliveries or notices to the Trustee.

          SECTION 1.6. ACTION BY OR CONSENT OF CERTIFICATEHOLDERS. Whenever any provision of this Agreement refers to action to be taken or consented to by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consented to by Certificateholders.

                                   ARTICLE II

                               THE TRUST PROPERTY

          SECTION 2.1. CONVEYANCE OF TRUST PROPERTY. (a) The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign and convey to the Depositor, at a purchase price previously agreed to by the Seller and Depositor, the Trust Property, without recourse (subject to the obligations herein). (b) In consideration of the Trustee's delivery to, or upon the written order of the Depositor of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Principal Balance, the Depositor does hereby sell, transfer, assign and convey to the Trustee without recourse (subject to the obligations herein) upon the terms and conditions hereof, the Trust Property together with the Depositor's right to require the Seller to cure any breach of a representation or warranty made herein by the Seller or to repurchase or substitute for any affected Receivable in accordance herewith.

          SECTION 2.2.A. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller makes the following representations and warranties as to the Receivables on which each of the Depositor and the Trustee is deemed to have relied in acquiring the Receivables. Unless otherwise indicated, such representations and warranties are being made as of the execution and delivery of the Agreement, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trustee.

          (a) TITLE. Immediately prior to the transfer and assignment to the Depositor herein contemplated, the Seller had good and marketable title to each Receivable conveyed by it to the Depositor, free and clear of all Liens and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to each Receivable, free and clear of all Liens; and the transfer of the Receivables to the Depositor has been perfected under the UCC. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Depositor and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a petition for receivership by or against the Seller. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Depositor.

          (b) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give the Seller a first priority perfected security interest in the Receivables to give the Depositor a first priority perfected ownership interest in the Receivables, and to give the Trustee a first priority perfected security interest therein, shall have been presented to the Trustee for filing in the appropriate filing offices. Upon such filing by the Servicer, the Trustee will have a first priority perfected security interest in the Trust Property.

          (c) CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) has been either originated by a Dealer in the regular course of such Dealer's business and purchased from such Dealer by the Seller in the ordinary course of the Seller's business or otherwise originated by the Seller in the ordinary course of the Seller's business, and each Obligor was approved in accordance with the Seller's standard underwriting procedures in effect at the time such Receivable was originated or purchased, (B) was conveyed by the Seller to the Depositor,
(C) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest has been assigned by the Seller to the Depositor, which is assignable by the Depositor to the Trustee, (D) contains customary and enforceable provisions under the laws of the State governing such Receivable such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (E) provides for level monthly payments that fully amortizes the Amount Financed by maturity (except for the last payment, which may be different from the level payment and except, with respect to a Balloon Loan, to the extent of the Balloon Payment).

          (d) SCHEDULE OF RECEIVABLES. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date and no selection procedures believed by the Seller to be adverse to the Certificateholders were utilized in selecting the Receivables. The Computer Tape regarding the Receivables is true and correct in all material respects as of the Cutoff Date.

          (e) COMPLIANCE WITH LAW. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage and credit life and credit accident and health insurance and any extended service contracts complied in all material respects at the time it was originated or made and at the Closing Date (after giving effect to the transactions contemplated by the Basic Documents) complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldier's and Sailor's Civil Relief Act of 1940, state adaptations of the National Consumer Act and the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (f) BINDING OBLIGATION. Each Receivable represents the legal, valid and binding payment obligation in writing of the Obligor thereunder, enforceable by the holder thereof in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect related to or affecting creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity) and all parties to such Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

          (g) NO GOVERNMENT OBLIGOR. None of the Receivables is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state.

          (h) SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof under the Agreement, (i) each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or (ii) application has been made with the appropriate governmental authority for a valid perfected first priority security interest in the Financed Vehicle in favor of the Seller, and such security interest is or shall be prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens which may arise after the Closing Date).

          (i) RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part unless another vehicle has been substituted as collateral securing the Receivable without any other modification to such Receivable.

          (j) NO WAIVER. No provision of a Receivable has been modified or waived except as reflected in the Receivable File relating to such Receivable.

          (k) NO AMENDMENTS. No Receivable has been amended, except as permitted pursuant to Section 3.2.

          (l) NO DEFENSES. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim, or defense.

          (m) NO LIENS. As of the Cutoff Date, there are no Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable, that are or may be prior to or equal to the Lien granted by such Receivable.

          (n) NO DEFAULT. Except for payment delinquencies continuing for a period of not more than thirty days as of the Cutoff Date and, except as permitted in this paragraph, no default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

          (o) MATURITY OF RECEIVABLES. Each Receivable has an original maturity of not more than ___ months; the weighted average original maturity of the Receivables is ___ months as of the Cutoff Date; the remaining term of each Receivable is ___ months or less as of the Cutoff Date; the weighted average remaining term of the Receivables is ___ months as of the Cutoff Date; and the latest scheduled maturity of any Receivable shall be no later than the Final Scheduled Maturity Date.

          (p) NO BANKRUPTCIES. No Obligor on any Receivable was noted in the related Receivable File as having filed for bankruptcy in a proceeding which remained undischarged as of the Cutoff Date.

          (q) NO REPOSSESSIONS. As of the Cutoff Date, no Financed Vehicle securing any Receivable is in repossession status.

          (r) CHATTEL PAPER. Each Receivable constitutes "chattel paper" as defined in the UCC.

          (s) APR. The weighted average Annual Percentage Rate of the Receivables as of the Cutoff Date is approximately ___%.

          (t) PRINCIPAL BALANCE. Each Receivable has an outstanding principal balance as of the Cutoff Date of not less than ___ or more than $____. The average principal balance of the Receivables as of the Cutoff Date is $___. The aggregate principal balance of the Receivables as of the Cutoff Date is $___.

          (u) FINANCING. Approximately ___% of the aggregate principal balance of the Receivables, constituting approximately ___% of the number of Receivables, as of the Cutoff Date, represents financing of new vehicles; the remainder of the Receivables represents financing of used vehicles. Approximately ___% of the aggregate principal balance of the Receivables, constituting approximately ___% of the number of Receivables, as of the Cutoff Date, represents financing of Balloon Loans. Approximately ___% of the aggregate Principal Balance of the Receivables, constituting approximately ___% of the number of Receivables, as of the Cutoff Date, represents financing of Simple Interest Receivables; the remainder of the Receivables represents financing of Actuarial Receivables.

          (v) PAID-AHEAD. Approximately ___% of the aggregate Principal Balance of the Receivables, constituting approximately ___% of the number of Receivables are paid-ahead for a period of one to six months. No Receivable is paid-ahead more than ___ months.

          (w) INSURANCE; OTHER. The Servicer, in accordance with its customary procedures, has confirmed (A) that each Obligor has obtained insurance covering the Financed Vehicle as of the date of execution of the related Receivable insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision coverage and that each Receivable requires the Obligor to maintain such insurance naming the Seller and its successors and assigns as a loss payee, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the Seller as loss payee (lienholder) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

          (x) LAWFUL ASSIGNMENT. No Receivable has been originated in, or as of the Closing Date is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or the pledge of such Receivable to the Trustee under the Indenture (i) is unlawful, void, voidable or unenforceable in accordance with its terms or (ii) would render such Receivable void, voidable or unenforceable in accordance with its terms. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of all or any portion of the Receivable.

          (y) NO INSURANCE PREMIUMS. As of the Cutoff Date, no portion of the principal balance of any Receivable included amounts attributable to the payment of any physical damage or theft insurance premium.

          (z) ONE ORIGINAL. There is only one manually executed original copy of each Receivable.

          (aa) ORIGINATION OF RECEIVABLES. Based on the billing address of the Obligors and the principal balance of Receivables as of the Cutoff Date, approximately ___% of the Receivables were originated in ___, approximately ___% of the Receivables were originated in ___ and approximately ___% of the Receivables were originated in ___, each Obligor has been approved by the Seller based on the Seller's standard underwriting procedures as in effect at the time the related Receivable was entered into. Based on the billing address of the Obligors and the principal balance of the Receivables as of the Cutoff Date, not more than 10% of the Receivables were originated in any one state other than ___, ___ and ___.

          (bb) RECEIVABLE FILES. The Receivable Files are kept at the locations listed in Schedule B.

          (cc) COMPUTER RECORDS. As of the Closing Date, the accounting and computer records relating to the Receivables of the Seller have been marked to indicate the Depositor's ownership interest therein.

          SECTION 2.2.B. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR. The Depositor makes the following representations and warranties as to each Receivable conveyed by the Depositor to the Trustee hereunder on which the Trustee shall conclusively rely in accepting the Trust Property in trust and authenticating the Certificates. Unless otherwise indicated, such representations and warranties are being made as of the execution and delivery of the Agreement, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trustee.

          (a) TITLE. It is the intention of the Depositor that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Trustee and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a petition for receivership by or against the Depositor. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Trustee shall have good and marketable title to each such Receivable, free and clear of all Liens; and the transfer of the Receivables to the Trustee has been perfected under the UCC.

          (b) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority perfected security interest in the Receivables, to give the Trustee a first priority perfected ownership interest in the Receivables, to give the Trustee a first priority perfected ownership interest in the Receivables, and to give the Trustee a first priority perfected security interest therein, shall have been presented to the Trustee for filing in the appropriate filing offices. Upon such filing by the Servicer, the Trustee will have a first priority perfected security interest in the Trust Property.

          (c) LAWFUL ASSIGNMENT. No Receivable has been originated in, or as of the Closing Date is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement (i) is unlawful, void, voidable or unenforceable in accordance with its terms or (ii) would render such Receivable void, voidable or unenforceable in accordance with its terms. The Depositor has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of all or any portion of the Receivable.

          (d) COMPUTER RECORDS. As of the Closing Date, the accounting and computer records relating to the Receivables of the Depositor have been marked to show the absolute ownership by the Trustee on behalf of the Trust of the Receivables.

          SECTION 2.3. REPURCHASE UPON BREACH. (a) The Seller, the Depositor, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement and the Trustee promptly, in writing, upon its discovery of any breach of Seller's or the Depositor's representations and warranties made pursuant to Section 2.2. Unless any such breach shall have been cured by the last day of the first Collection Period following the discovery thereof by the Trustee or receipt by the Trustee of written notice from the Seller, the Depositor or the Servicer of such breach, the Seller shall be obligated to repurchase any Receivable in which the interests of the Certificateholders are materially and adversely affected by any such breach as of the last day of such Collection Period. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit to the Collection Account the Purchase Amount in the manner specified in Section 4.3 and the Trustee shall execute such assignments and other documents reasonably requested by the Seller in order to effect such repurchase.

          (b) The sole remedy of the Trust, the Trustee or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 2.2 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein. The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

          SECTION 2.4. CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments (the "Receivable Files") with respect to each
Receivable:

                   (i) the original of the Receivable;

                   (ii) a record of the information supplied by the Obligor in the original credit application;

                   (iii) the original certificate of title or such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Depositor in the Financed Vehicle (it being understood that the original certificates of title generally are not delivered to the Servicer for 90 days but that promptly upon delivery they shall be delivered to the Servicer as custodian hereunder); and

                   (iv) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

                  SECTION 2.5.  DUTIES OF SERVICER AS CUSTODIAN.  (a)

SAFEKEEPING.  The Servicer  shall hold the Receivable Files on behalf of the Trustee for the benefit of all present and future Certificateholders and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer and Trustee to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

          (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Trustee by written notice not later than 90 days after any change in location. Upon reasonable prior notice, the Servicer shall make available to the Trustee or its respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct.

          (c) RELEASE OF DOCUMENTS. Upon written instruction from the Trustee, the Servicer shall release or shall cause to be released any Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable and upon the release and delivery of any such document in accordance with the instructions of the Trustee, the Servicer shall be released from any further liability and responsibilities under this Section 2.5 with respect to such documents unless and until such time as such document may be returned to the Servicer.

          SECTION 2.6. INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Trustee.

          SECTION 2.7. CUSTODIAN'S INDEMNIFICATION. The Servicer as custodian shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable attorneys' fees and expenses) that may be imposed on, incurred by or asserted against the Trustee or any of its officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer or any subservicer, as custodian of the Receivable Files where the final determination that any such improper act or omission by the Servicer, which resulted in such liability, obligation, loss, damage, payment, cost or expense is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer; PROVIDED, HOWEVER, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee. This provision shall not be considered to limit the Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

          SECTION 2.8. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If the Bank shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 9.1, the appointment of such Servicer as custodian shall be terminated by the Trustee or by Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.1. The Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer and the Rating Agencies. As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate in writing. If the Servicer shall be terminated as custodian hereunder for any reason but shall continue to serve as Servicer, the Trustee shall, or shall cause its agent to, make the Receivable Files available to the Servicer (or, if designated by the Servicer, a permitted subservicer) during normal business hours upon reasonable notice so as to permit the Servicer to perform its obligations as Servicer hereunder.

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE TRUST PROPERTY

          SECTION 3.1. DUTIES OF SERVICER . The Servicer, as agent for the Trust (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons or periodic statements or invoices to Obligors, reporting any tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Advances pursuant to Section 4.8(a). Subject to the provisions of Section 3.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trustee or the Certificateholders. The Trustee shall upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate (as certified to the Trustee by the Servicer) to enable the Servicer to carry out its servicing and administrative duties hereunder.

          SECTION 3.2. COLLECTION AND ALLOCATION OF RECEIVABLE PAYMENTS. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others.

          (b) The Servicer may not grant extensions or modify the original due dates of a Receivable; PROVIDED, HOWEVER, that the Servicer may (i) grant one extension with respect to a Receivable of one month in any rolling twelve month period and may change the original due date once during the term of a Receivable to a new due date within 20 days of the original scheduled due date of such Receivable and (ii) grant extensions or modify the original due dates of a Receivable with respect to a Receivable for which a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments or other terms on such Receivable; provided, however, that the Servicer may not extend the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the Certificate Final Scheduled Distribution Date. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not voluntarily agree to any reduction of (i) the original interest rate, (ii) the amount of any Scheduled Payment on an Actuarial Receivable or the original regular scheduled payment on a Simple Interest Receivable, or (iii) the Principal Balance of any Receivable.

          SECTION 3.3. REALIZATION UPON RECEIVABLES. On behalf of the Trust, the Servicer shall use all reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. From time to time, as appropriate for servicing or foreclosing upon any Receivable, the Trustee shall, upon written request of the Servicer, execute such documents as shall be necessary to prosecute any such proceedings. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize proceeds from Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of a representation or warranty in the related Dealer Agreement or a default by an Obligor resulting in the repossession of the Financed Vehicle under such Dealer Agreement. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

          SECTION 3.4. PHYSICAL DAMAGE INSURANCE; OTHER INSURANCE. (a) The Servicer shall, in accordance with its customary servicing procedures, verify
(i) that each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision coverage and that each Receivable requires the Obligor to maintain such physical loss and damage insurance naming the Seller and its successors and assigns as a loss payee, (ii) that each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming the Seller as policyholder (creditor) and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

          (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 3.4(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Trustee shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies, shall be deposited in the Collection Account pursuant to Section 4.2. The parties hereto acknowledge that the Servicer shall not be required to force place any insurance coverage referred to in Section 3.4(a)(i) above, or any other insurance coverage.

          SECTION 3.5. MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of (i) the security interest created by each Receivable in the related Financed Vehicle and (ii) the interest of the Trust in the Receivables created by this Agreement, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by Obligors under the respective Receivables, each of the Seller and the Depositor hereunder. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Trust and the Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

          SECTION 3.6. COVENANTS OF SERVICER. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession or except as may be required by an insurer in order to receive proceeds from insurance covering such Financed Vehicle, nor shall the Servicer impair the rights of the Trustee or the Certificateholders in such Receivables (it being understood that no action of the Servicer taken in compliance with the terms of this Agreement shall be deemed to impair such rights), nor shall the Servicer increase the number of scheduled payments due under a Receivable. Notwithstanding the foregoing, the Servicer may, as described in Section 3.2(b), grant extensions or modify the original due dates of a Receivable or make such other changes with respect to a Receivable for which a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments on such Receivable; provided, however, that the Servicer may not extend the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the Final Scheduled Distribution Date.

          SECTION 3.7. PURCHASE OF RECEIVABLES UPON BREACH. The Servicer or the Trustee shall inform the other party and the Depositor promptly, in writing, upon the discovery of any breach pursuant to Section 3.2(b), 3.5 or 3.6. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery thereof by the Trustee or the receipt by the Trustee of notice of such breach, the Servicer shall be obligated to purchase any Receivable in which the interests of the Certificateholders are materially and adversely affected by such breach as of the last day of such second Collection Period (or, at the Servicer's option, the last day of the first Collection Period following the discovery). In consideration of the purchase of any such Receivable pursuant to the preceding sentence, the Servicer shall remit the Purchase Amount in the manner specified in Section 4.3. The sole remedy of the Trustee or the Certificateholders with respect to a breach of Section 3.2(b),
3.5 or 3.6 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section.

          SECTION 3.8. SERVICING FEE. The servicing fee for (a) the ___Distribution Date shall equal $___ and (b) for each Distribution Date thereafter shall equal the product of (i) one-twelfth, (ii) the Servicing Fee Rate and (iii) the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). In addition, the "Servicing Fee" described in (a) and (b) above shall include late fees, prepayment charges and other similar charges allowed by applicable law with respect to Receivables collected (from whatever source) on the Receivables.

          SECTION 3.9. SERVICER'S CERTIFICATE. Not later than 11:00 a.m. (New York time) on each Determination Date, the Servicer shall deliver to the Trustee and the Depositor, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 4.5 and 4.6 (including, if required, withdrawals from or deposits to the Payahead Account and Advances by the Servicer pursuant to Section 4.8) for the Collection Period preceding the date of such Servicer's Certificate. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

          SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.
(a) The Servicer shall deliver to the Trustee, on or before October 31 of each year beginning October 31, 199_ ,an Officers' Certificate, dated as of June 30 of the preceding fiscal year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to June 30, 199_) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such longer period) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in
Section 3.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 3.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          (b) The Servicer shall deliver to the Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 9.1(a) or (b).

          SECTION 3.11. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or the Depositor, to deliver to the Depositor and the Trustee on or before October 31 of each year as of June 30 of the preceding fiscal year, beginning October 31, 199_, (1) a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of the Servicer and issued its report and therefor and that such examination was made in accordance with generally accepted auditing standards (except as otherwise noted therein), and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and
(2) a report on description of lease and loan servicing operations and tests of operating effectiveness in form and substance as is currently prepared on an annual basis with respect to Servicer. The Servicer shall also concurrently cause the accountants to deliver a report addressed to the Servicer and Trustee to the effect that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer Certificates were found; and (3) the delinquencies and loss information, relating to the Receivables contained in the Servicer Certificates were found to be accurate.

          Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where the Certificateholders shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to the Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request (not less than seventy-two hours) and during normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer, to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

          SECTION 3.13. SERVICER EXPENSES. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.

          SECTION 3.14. APPOINTMENT OF SUBSERVICERS. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; PROVIDED, HOWEVER, that the Rating Agency Condition shall have been satisfied in connection therewith; PROVIDED FURTHER that the Servicer shall remain obligated and be liable to the Trustee, and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Trustee or the Certificateholders shall have any responsibility therefor.

                                   ARTICLE IV

          DISTRIBUTIONS; RESERVE FUND; STATEMENTS TO CERTIFICATEHOLDERS

          SECTION 4.1. ESTABLISHMENT OF ACCOUNTS. (a) (i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Servicer shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Class A Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Certificateholders. The Servicer shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Class B Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class B Certificateholders.

                   (ii) Funds on deposit in the Collection Account, the Class A Distribution Account and the Class B Distribution Account (collectively, the "Accounts") shall be established and maintained with the Trustee and shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions delivered to an Authorized Officer of the Trustee or other written notice so delivered); PROVIDED, HOWEVER, it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the beneficiaries of the applicable Account; PROVIDED, that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Accounts at the written direction of the Servicer and shall be paid to the Servicer. Funds on deposit in the Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. Funds deposited in an Account on a Transfer Date which immediately precedes a Distribution Date or upon the maturity of any Eligible Investments are not required to be invested overnight.

                   (iii) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Property. Except as otherwise provided herein, the Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, any of the Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, as to which each Rating Agency may consent) establish a new Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Accounts are not accounts with the Trustee, the Servicer shall notify the Trustee in writing promptly upon any of such Accounts ceasing to be an Eligible Deposit Account.

                   (iv) The Servicer shall have the power, revocable by the Trustee, to instruct the Trustee in writing to make withdrawals and payments from the Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Trustee to carry out its duties.

         (b) (i) The Servicer shall establish and maintain in the name of _______________, as Collateral Agent, an Eligible Deposit Account (the "Reserve Fund") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Servicer shall establish and maintain in the name of _______________, as Collateral Agent, an Eligible Deposit Account (the "Payahead Account ") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Neither the Reserve Fund nor the Payahead Account shall be property of the Trust.

                   (ii) Funds on deposit in the Reserve Fund and the Payahead Account shall be invested by the Collateral Agent in Eligible Investments selected in writing by the Servicer; PROVIDED, HOWEVER, it is understood and agreed that the Collateral Agent shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Collateral Agent for the benefit of the beneficiaries of the Reserve Fund; PROVIDED, that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Reserve Fund and the Payahead Account at the written direction of the Servicer and shall be paid to the Servicer for distribution to the Servicer. Funds on deposit in the Reserve Fund and the Payahead Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. Funds deposited in the Reserve Fund and the Payahead Account on a Transfer Date which immediately precedes a Distribution Date or upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight. Neither the Servicer nor the Trustee shall be liable for any investment losses. The Depositor will treat these funds, Eligible Investments and other assets in the Reserve Fund and the Payahead Account as its own for federal, state and local income tax and franchise tax purposes and will report on its tax returns all income, gain and loss from the Reserve Fund and the Payahead Account.

                   (iii) The Reserve Fund and the Payahead Account shall be under the sole dominion and control of the Collateral Agent. If, at any time, the Reserve Fund or the Payahead Account, as the case may be, ceases to be an Eligible Deposit Account, the Servicer shall within 10 Business Days (or such longer period, as to which each Rating Agency may consent) establish a new Reserve Fund or the Payahead Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Reserve Fund or the Payahead Account, as the case may be. In connection with the foregoing, the Servicer agrees that, in the event that the Reserve Fund or the Payahead Account is not an account with the Trustee, the Servicer shall notify the Trustee in writing promptly upon the Reserve Fund or the Payahead Account ceasing to be an Eligible Deposit Account.

                   (iv) The Servicer shall have the power, revocable by the Trustee, to instruct the Collateral Agent in writing to make withdrawals and payments from the Reserve Fund or the Payahead Account for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Collateral Agent to carry out its duties.

         (c) With respect to the Account Property in respect of the Reserve Fund or the Payahead Account, the Collateral Agent agrees and with respect to the remainder of the Account Property, the Trustee agrees, that:

                   (i) any Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts subject to the penultimate sentence of Section 4.1(b)(iii); and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Collateral Agent or the Trustee, as the case may be, and the Collateral Agent or the Trustee, as the case may be, shall have sole signature authority with respect thereto;

                   (ii) any Account Property shall be Delivered to the Collateral Agent or the Trustee, as the case may be, in accordance with the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Collateral Agent or the Trustee, as the case may be, or such other Person acting solely for the Collateral Agent or the Trustee, as the case may be, as required for Delivery; and

                   (iii) in the event that the Collateral Agent or the Trustee, as the case may be, in its capacity as securities intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Accounts or any security entitlement credited thereto, the Collateral Agent or the Trustee, as the case may be, in its capacity as securities intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent or the Trustee, as the case may be. The financial assets and other items deposited to the Accounts will not be subject to deduction, set off, banker's lien, or any other right in favor of any person (except that the Collateral Agent or the Trustee, as the case may be, in its capacity as securities intermediary may set off the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

          (d) (i) On the Closing Date, the Depositor shall cause to be deposited $___in the Payahead Account representing all collected funds received in connection with the Actuarial Receivables prior to the Cutoff Date that are due on or after the Cutoff Date, consisting of all or a portion of the Scheduled Payments due on the Actuarial Receivables in any Collection Period following the first Collection Period.

                   (ii) The Servicer shall on or prior to each Distribution Date (and prior to deposits to the Class A Distribution Account or the Class B Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in Section 4.2 received by the Servicer during the Collection Period. Notwithstanding the foregoing and the first sentence of Section 4.2, for so long as the Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 4.2, Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such condition is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 4.5(a).

          SECTION 4.2. COLLECTIONS. (a) On the Closing Date, the Depositor shall cause to be deposited $___in the Collection Account representing all collected funds received on the Receivables after the Cutoff Date and prior to the Closing Date. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all collected funds received from payments by or on behalf of the Obligors with respect to the Receivables, and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) the Servicer is the Bank, (ii) no Event of Servicing Termination shall have occurred and be continuing, (iii) if the Servicer does not have a short term debt rating or deposit rating as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections, any amounts referred to in clause (e) of the definition of Available Principal and Liquidation Proceeds held by the Bank, which is acceptable to the Rating Agencies and issued by an entity, which has a short-term debt or deposit rating, as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's; and (iv) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections to the Collection Account on the related Transfer Date. For purposes of this Article IV the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer, the Seller or the Depositor.

          (b) All collections for the Collection Period shall be applied by the Servicer as follows: with respect to each Actuarial Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first to reduce Outstanding Advances as described in Section 4.8(a). Next, any excess shall be applied, in the case of Actuarial Receivables, to the Scheduled Payment and, shall be applied in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Actuarial Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Actuarial Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Actuarial Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

          (c) All Liquidation Proceeds shall be applied to the related Receivable in accordance with the Servicer's customary servicing procedures.

          SECTION 4.3. ADDITIONAL DEPOSITS. The Servicer shall deposit in the Collection Account the aggregate Advances pursuant to Section 4.8. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to any Purchased Receivables and the Servicer shall deposit therein any amounts to be paid under Section 11.1. The Servicer will deposit or cause to be deposited the aggregate Purchase Amount with respect to Purchased Receivables within two Business Days after such obligations become due, unless the Servicer shall not be required to make deposits within two Business Days of receipt pursuant to Section 4.2(a) (in which case such deposit will be made by the related Transfer Date). All such other deposits shall be made on the Transfer Date following the end of the related Collection Period.

          SECTION 4.4. NET DEPOSITS. As an administrative convenience, if the Servicer is not required to remit collected funds within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of such funds, aggregate Advances and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. Similarly, the Servicer may cause to be made a single, net transfer, from the Collection Account to the Payahead Account, or vice versa. The Servicer, however, will account to the Trustee and the Certificateholders as if all deposits, distributions and transfers were made individually.

          SECTION 4.5. DISTRIBUTIONS. (a) On each Distribution Date, the Trustee shall cause to be transferred from the Payahead Account, or from the Servicer in the event the provisions of Section 4.1(d)(ii) are applicable, (i) to the Collection Account, in immediately available funds, the aggregate previous Payaheads to be applied to Scheduled Payments on Actuarial Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Sections 4.2 and 4.8, in the amounts set forth in the Servicer's Certificate for such Distribution Date and (ii) to the Depositor, in immediately available funds, the investment earnings, net of losses on the Payaheads for the related Collection Period. A single, net transfer may be made.

          (b) The Servicer shall instruct the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9) to make, and the Trustee shall make, a distribution from the Collection Account to the Servicer by 11:00 a.m. (New York time), amounts in respect of Outstanding Advances to the extent that the Servicer is entitled to reimbursement in respect thereof in accordance with
Section 4.8. On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited in the Class A Distribution Account and the Class B Distribution Account.

          (c) Subject to the last paragraph of this Section 4.5(b), on each Distribution Date, the Servicer shall instruct the Trustee in writing (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable Account by 12:00 P.M. (New York City time):

                  (i) to the extent of Interest Collections for such Distribution Date (and, in the case of shortfalls occurring under clause (B) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections for such Distribution Date to the extent of such shortfalls):

                   (A) to the Servicer, the Servicing Fee for such Distribution Date and all unpaid Servicing Fees from prior Collection Periods (to the extent such amounts have not been retained pursuant to Section 4.4);

                   (B) to the Class A Distribution Account, after the application of clause (A), the Class A Interest Distribution for such Distribution Date; and

                   (C) to the Class B Distribution Account, after the application of clauses (A) and (B), the Class B Interest Distribution for such Distribution Date; and

                  (ii) to the extent of the portion of Principal Collections and Interest Collections for such Distribution Date remaining after the application of clauses (i)(A), (B) and (C) above:

                   (A) to the Class A Distribution Account, the Class A Principal Distribution for such Distribution Date;

                   (B) to the Class B Distribution Account, after the application of clause (A), the Class B Principal Distribution for such Distribution Date; and

                   (C) to the Reserve Fund, any amounts remaining after the application of clauses (i)(A) through (C) and (ii) (A) and (B).

In the event that the Collection Account is maintained with an institution other than the Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this Section 4.5(b) on the related Transfer Date. The Trustee shall be entitled to conclusively rely on the Servicer's instructions and any Servicer's Certificate without investigation.

          (d) On each Distribution Date, in accordance with the written direction of the Servicer, all amounts on deposit in the Class A Distribution Account, after application of Section 4.6 below, will be distributed to the Class A Certificateholders by the Trustee and all amounts on deposit in the Class B Distribution Account, after application of Section 4.6 below, will be distributed to the Class B Certificateholders by the Trustee. Payments under this Section 4.5(c) shall be made to the Certificateholders either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least ten Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $__________ or by check mailed by the Trustee to each Holder's respective address of record (or, in the case of Certificates registered in the name of a Clearing Agency, or its nominee, by wire transfer of immediately available funds).

          SECTION 4.6. RESERVE FUND. (a) On the Closing Date, the Reserve Fund Deposit shall be deposited into the Reserve Fund from the net proceeds from the sale of the Certificates. The Depositor hereby grants to the Collateral Agent a security interest in and to the Reserve Fund and any and all property credited thereto from time to time, including but not limited to Eligible Investments, to secure payment of the Certificates according to their terms. Amounts held from time to time in the Reserve Fund will continue to be held by the Collateral Agent for the benefit of Class A Certificateholders and the Class B Certificateholders but the Reserve Fund shall not be an asset of the Trust. By acceptance of their Certificates, Certificateholders shall be deemed to have appointed ________________ as Collateral Agent. _________________ hereby accepts such appointment as Collateral Agent.

          (b) On each Distribution Date, the Servicer shall instruct the Collateral Agent in writing (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to
Section 3.9) to withdraw from the Reserve Fund on such Distribution Date, to the extent of funds available therein, the amounts specified below, in the order of priority specified below, and deposit such amounts in the Class A Distribution Account or the Class B Distribution Account, as specified below, on such Distribution Date:

                   (i) an amount equal to the excess, if any, of the Class A Interest Distribution for such Distribution Date over the sum of Interest Collections for such Distribution Date and the Class B Percentage of Principal Collections for such Distribution Date will be deposited into the Class A Distribution Account;

                   (ii) an amount equal to the excess, if any, of the Class B Interest Distribution for such Distribution Date over the portion of Interest Collections for such Distribution Date remaining after the distribution of the Class A Interest Distribution for such Distribution Date will be deposited into the Class B Distribution Account;

                   (iii) an amount equal to the excess, if any, of the Class A Principal Distribution for such Distribution Date over the portion of Principal Collections and Interest Collections for such Distribution Date remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution for such Distribution Date will be deposited into the Class A Distribution Account; and

                   (iv) an amount equal to the excess, if any, of the Class B Principal Distribution for such Distribution Date over the portion of Principal Collections and Interest Collections for such Distribution Date remaining after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution for such Distribution Date will be deposited into the Class B Distribution Account.

The Collateral Agent shall be entitled to conclusively rely on the Servicer's instruction and the Servicer's Certificate without investigation.

          (c) If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date) is greater than the Specified Reserve Balance for such Distribution Date, the Servicer shall instruct the Collateral Agent in writing to distribute the amount of the excess to the Depositor on such Distribution Date. On the date on which the Trust terminates, any funds remaining in the Reserve Fund (after all other distributions to be made from the Reserve Fund pursuant to this Section 4.6 have been made) shall be distributed to the Servicer upon written request. Amounts properly distributed to the Servicer for distribution to the Servicer pursuant to Section 4.1(b)(ii) or this Section 4.6(c) shall not be available under any circumstances to the Trust, the Trustee or the Certificateholders and the Servicer shall in no event thereafter be required to refund any such distributed amounts.

          SECTION 4.7. STATEMENTS TO CERTIFICATEHOLDERS. (a) On each Determination Date, the Servicer shall provide to the Trustee (with a copy to the Rating Agencies) for the Trustee to forward to each Certificateholder of record a statement, substantially in the form of Exhibit C (each a "Distribution Date Statement") setting forth with respect to the related Collection Period at least the following information as to the Certificates to the extent applicable:

                   (i) the amount of the distribution allocable to principal of the Class A Certificates and the Class B Certificates;

                   (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

                   (iii) the Pool Balance as of the close of business on the last day of such Collection Period, after giving effect to payments allocated to principal reported under (i) and (ii) above;

                   (iv) the amount of the Servicing Fee paid to the Servicer with respect to such Collection Period and the Class A Percentage and Class B Percentage of the Servicing Fee paid to the Servicer with respect to such Collection Period;

                   (v) the amount of any Class A Interest Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall on the Distribution Date immediately following such Collection Period and the change in such amounts from those with respect to the immediately preceding Distribution Date;

                   (vi) the Class A Pool Factor and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                   (vii) the amount of the aggregate Realized Losses, net of Recoveries if any, for such Collection Period;

                   (viii) the aggregate Principal Balance of all Receivables which were more than 60 days delinquent as of the close of business on the last day of such Collection Period;

                   (ix) the amount on deposit in the Reserve Fund on such Distribution Date, after giving effect to distributions made on such Distribution Date;

                   (x) the Class A Principal Balance and the Class B Principal Balance as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                   (xi) the amount otherwise distributable to the Class B Certificateholders that is being distributed to the Class A Certificateholders on such Distribution Date;

                   (xii) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer with respect to such Collection Period;

                   (xiii) the amounts collected by the Servicer;

                   (xiv) the amounts received by the Trust from the Servicer;

                   (xv) delinquency information relating to the Receivables which are 30, 60 and 90 days delinquent; and

Each amount set forth pursuant to clauses (i), (ii), (iv) and (v) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate.

          (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Certificateholder, a statement provided by the Servicer containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for such calendar year or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Trustee for distribution to such Person at such time any other information necessary under applicable law for the preparation of such income tax returns.

          (c) The Servicer, at its own expense, shall cause a firm of nationally recognized accountants to prepare any state tax returns required to be filed by the Trust, and the Trustee shall execute and file such returns if requested to do so by the Servicer. The Trustee, upon written request, will promptly furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of any state tax returns of the Trust.

          SECTION 4.8. ADVANCES. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on an Actuarial Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount an "Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Actuarial Receivables. With respect to each Actuarial Receivable, the Advance shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of the related Receivable or payments of the Purchase Amount of the related Receivable.

          If the Servicer shall determine that an Outstanding Advance with respect to any Actuarial Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections (including Liquidation Proceeds) on other Actuarial Receivables in the Trust and Outstanding Advances with respect to such Actuarial Receivables shall be reduced accordingly.

          (b) The Servicer shall not make any advance with respect to interest on or principal of Simple Interest Receivables.

                                    ARTICLE V

                             [Intentionally Omitted]

                                   ARTICLE VI

                                THE CERTIFICATES

          SECTION 6.1. THE CERTIFICATES. The Certificates shall be issued as Class A Certificates and Class B Certificates, substantially in the form of Exhibits A and B hereto, respectively. The Certificates shall be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof; PROVIDED, HOWEVER, that one Class A Certificate and one Class B Certificate may be issued in a denomination that represents any remaining portion of the Original Class A Principal Balance and the Original Class B Principal Balance, as the case may be. The Certificates shall be executed by the Trustee on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trustee, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

          SECTION 6.2. AUTHENTICATION AND DELIVERY OF CERTIFICATES. The Trustee shall cause to be authenticated and delivered to or upon the written order of the Depositor, in exchange for the Receivables and other Trust Property, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, and the constructive delivery to the Trustee of the Receivables Files and the other components of the Trust existing as of the Closing Date, Certificates in authorized denominations equaling in the aggregate the sum of the Original Class A Principal Balance and the Original Class B Principal Balance, and evidencing the entire ownership of the Trust. No Certificate shall entitle the Holder thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially in the form set forth in the form of Certificates attached hereto as Exhibit A and Exhibit B respectively, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. Any Certificates issued thereafter shall be dated the date of their authentication.

          SECTION 6.3. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Trustee shall maintain, or cause to be maintained, at the office or agency to be maintained by it in accordance with Section 6.9, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Class A Certificate or Class B Certificate at such office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Certificates or Class B Certificates, as the case may be, in authorized denominations of a like aggregate amount. At the option of a Certificateholder, Class A Certificates or Class B Certificates may be exchanged for other Class A Certificates or Class B Certificates, as the case may be, of authorized denominations of a like aggregate amount at the office or agency maintained by the Trustee in accordance with Section 6.9. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the Holder and in a form satisfactory to the Trustee. No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be canceled and disposed of in a commercially reasonable manner approved by the Trustee.

          A Class B Certificate may not be directly or indirectly sold or transferred to, or purchased or acquired by, or on behalf of (1) any employee benefit plan, retirement arrangement, individual retirement account or keogh plan which is subject to either Title I of ERISA, or Section 4975 of the Code (each, a "Plan"), or (2) any entity whose source of funds to be used for the purchase of such Class B Certificate includes the assets of any such Plan, other than an "Insurance Company General Account" as defined in, and which complies with the provisions of, Prohibited Transaction Exemption 95-60 issued by the United States Department of Labor. Every transferee of a Class B Certificate represented by a Book-Entry Certificate shall be deemed to have represented and warranted to the Depositor and the Trustee that it is not an entity described in either clause (1) or (2) above. Each transferee of a Definitive Certificate shall deliver a Benefit Plan Affidavit to the Depositor and the Trustee in the form of Exhibit D. Neither the Servicer nor the Trustee will incur any liability for any transfers made in accordance with this Section 6.3.

          Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

          SECTION 6.4. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Class A Certificate or Class B Certificate shall be surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Class A Certificate or Class B Certificate and
(b) there shall be delivered to the Trustee such security or indemnity as may be required to save the Trustee harmless, then in the absence of notice that such Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any replacement Certificate issued pursuant to this Section 6.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 6.5. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.5 and for all other purposes, and the Trustee shall not be bound by any notice to the contrary.

          SECTION 6.6. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If Definitive Certificates have been issued, the Trustee, upon written request by holders of Class A Certificates or Class B Certificates evidencing not less than 25% of the aggregate outstanding principal balance of either the Class A Certificates or the Class B Certificates, as the case may be, will, within fifteen days after the receipt of such request, afford such Class A Certificateholders or Class B Certificateholders access during normal business hours to the most current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed that none of the Depositor, the Servicer or the Trustee is accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 6.7. MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain, or cause to be maintained, at its expense, in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates ___________________________ or by mail to the Corporate Trust Office as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of any such office or agency.

          SECTION 6.8. BOOK-ENTRY CERTIFICATES. Upon original issuance, the Class A Certificates and the Class B Certificates shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC or its custodian, by, or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in Section 6.10. Unless and until definitive, fully-registered Certificates ("Definitive Certificates") have been issued to Class A Certificateholders or Class B Certificateholders, as the case may be, pursuant to Section 6.10:

                   (i) the provisions of this Section 6.8 shall be in full force and effect;

                   (ii) the Depositor, the Servicer and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates and the taking of actions by the Certificateholders) as the authorized representative of the Certificate Owners;

                   (iii) to the extent that the provisions of this Section 6.8 conflict with any other provisions of this Agreement, the provisions of this Section 6.8 shall control;

                   (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Certificate Owners and the Clearing Agency and all references in this Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the rules, regulations and procedures of the Clearing Agency;

                   (v) pursuant to the Depository Agreement, DTC will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees; and

                   (vi) Certificate Owners may own beneficial interest in Certificates representing original denominations of $25,000 and integral multiples of $1,000 in excess thereof except for any residual amount of Original Class A Principal Balance or Original Class B Principal Balance.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing specified percentages of the aggregate outstanding principal balance of such Certificates, such direction or consent may be given by Certificate Owners having interests in the requisite percentage, acting through the Clearing Agency.

          SECTION 6.9. NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.10, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

          SECTION 6.10. DEFINITIVE CERTIFICATES. If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the Depository Agreement and (B) the Trustee or the Servicer is unable to locate a qualified successor,
(ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Servicing Termination, Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates, taken together as a single Class, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing, and the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency is no longer in their best interests, the Trustee shall notify the Clearing Agency which shall be responsible to notify the Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners, requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates registered in the name of the nominee of the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration, the Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive Certificates in accordance with such instructions. The Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Depositor, the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof. Neither the Trust, the Depositor, the Servicer nor the Trustee will have any responsibility or obligation to any Clearing Agency Participants or the Persons for whom they act as nominees with respect to (1) the accuracy of any records maintained by DTC or any Clearing Agency Participants, (2) the payment by DTC or any Clearing Agency Participant of any amount due to any beneficial owner in respect of the Principal Balance of, or interest on, the Certificates, (3) the delivery by any Clearing Agency Participant of any notice to any Certificate Owner which is required or permitted hereunder to be given to Certificateholders or (4) any other action taken by DTC or its nominee as the Certificateholder.

                                   ARTICLE VII

                                  THE DEPOSITOR

          SECTION 7.1. REPRESENTATIONS OF DEPOSITOR . The Depositor makes the following representations on which the Trustee is deemed to have relied in accepting the Receivables and other Trust Property in trust and in executing and authenticating the Certificates. The representations are being made as of the execution and delivery of this Agreement and shall survive the sale and assignment of the Receivables and other Trust Property to the Trustee.

          (a) ORGANIZATION AND GOOD STANDING. The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

          (b) DUE QUALIFICATION. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) POWER AND AUTHORITY OF THE DEPOSITOR. The Depositor has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under each of the Basic Documents to which the Depositor is a party; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee and the Depositor has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement and under each of the Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary corporate action.

          (d) BINDING OBLIGATION. This Agreement and each of the Basic Documents to which the Depositor is a party constitutes legal, valid and binding obligations of the Depositor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending against the Depositor or, to its best knowledge, threatened against the Depositor, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents, or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of the Basic Documents, or the Certificates or (iv) seeking to affect adversely the Federal or state income tax or ERISA attributes of the Trust or the Certificates.

          (g) ALL CONSENTS. All authorizations, licenses, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Depositor in connection with the execution and delivery by the Depositor of this Agreement or any of the Basic Documents to which it is a party and the performance by the Depositor of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Trust or the Certificateholders.

          SECTION 7.2. SPECIAL PURPOSE ENTITY. The Depositor has been formed as a special purpose entity whose business shall be limited to those activities specified in its articles of incorporation. The Depositor agrees that it shall not, under any circumstances, seek the protection of federal bankruptcy laws or any similar state or local laws providing for the relief of debtors.

          SECTION 7.3. CORPORATE EXISTENCE. (a) During the term of this Agreement, subject to Section 7.5, the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

          (b) During the term of this Agreement, the Depositor shall observe the applicable legal requirements for the recognition of the Depositor as a legal entity separate and apart from its affiliates, including as follows:

                   (i) the Depositor shall maintain corporate records and books of account separate from those of its affiliates;

                   (ii) except as otherwise provided in this Agreement, the Depositor shall not commingle its assets and funds with those of its affiliates;

                   (iii) the Depositor shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Depositor's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Depositor not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                   (iv) the Depositor shall at all times hold itself out to the public under the Depositor's own name as a legal entity separate and distinct from its affiliates; and

                   (v) all transactions and dealings between the Depositor and its affiliates will be conducted on an arm's-length basis

          SECTION 7.4. LIABILITY OF DEPOSITOR; INDEMNITIES. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement and the representations made by the Depositor in this Agreement.

          (a) The Depositor shall indemnify, defend and hold harmless the Trust and the Trustee and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Trustee and except any taxes to which the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the issuance and original sale of the Certificates or asserted with respect to ownership of the Receivables or federal or other income taxes arising out of distributions on the Certificates) and reasonable costs and expenses in defending against the same or in connection with any application relating to the Certificates under any state securities laws.

          (b) The Depositor shall indemnify, defend and hold harmless the Trust, the Trustee and the Certificateholders and the officers, directors, employees and agents of the Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent arising out of, or imposed upon such Person through (i) the Depositor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and
(ii) the Depositor's or the Trust's violation of federal or state securities laws in connection with the offering and sale of the Certificates or in connection with any application relating to the Certificates under any state securities laws.

          (c) The Depositor shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees and agents from and against any and all losses, claims, damages and liabilities and reasonable costs and expenses arising out of, or incurred in connection with, this Agreement or any of the Basic Documents, the Trust Property, the acceptance or performance of the trusts and duties set forth herein or the action or the inaction of the Trustee hereunder except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence of the Trustee or (ii) shall arise from any breach by the Trustee of its covenants, representations or warranties under this Agreement. Such liability shall survive the termination of the Trust. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

          (d) The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Trust Property (other than those taxes expressly excluded from the Depositor's responsibilities pursuant to the parentheticals in paragraph (a) above).

          Indemnification under this Section shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and other reasonable expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

          SECTION 7.5. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF DEPOSITOR. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, shall be the successor to the Depositor without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that the Depositor hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Depositor if other than Mellon Auto Receivables Corporation, executes an agreement of assumption to perform every obligation of the Depositor under this Agreement; (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.2 or 7.1 shall have been breached and no Event of Servicing Termination, and no event that, after notice or lapse of time, or both would become an Event of Servicing Termination shall have happened and be continuing, (iii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption, comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Depositor shall have a consolidated net worth at least equal to that of the predecessor Depositor, (v) such transaction will not result in a material adverse federal or state tax consequence to the Trust or the Certificateholders and (vi) unless Mellon Auto Receivables Corporation is the surviving entity, the Depositor shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

          SECTION 7.6. LIMITATION ON LIABILITY OF DEPOSITOR AND OTHERS. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any Basic Document (provided that such reliance shall not limit in any way the Depositor's obligations under Section 2.2). Except as provided in this Agreement, the Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

          SECTION 7.7. DEPOSITOR MAY OWN CERTIFICATES. The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

          SECTION 7.8. SECURITY INTEREST. During the term of this Agreement, the Depositor will not take any action to assign the security interest in any Financed Vehicles other than pursuant to this Agreement.

                                  ARTICLE VIII

                           THE SERVICER AND THE SELLER

          SECTION 8.1. REPRESENTATIONS OF THE BANK. The Bank makes the following representations on which each of the Depositor and the Trustee is deemed to have relied in accepting the Receivables and other Trust Property in trust and, in the case of the Trustee, authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale and assignment of the Receivables and other Trust Property to the Trustee.

          (a) ORGANIZATION AND GOOD STANDING. The Bank is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own and service the Receivables.

          (b) DUE QUALIFICATION. The Bank is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

          (c) POWER AND AUTHORITY OF THE BANK. The Bank has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the Bank has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Depositor; the Bank has duly authorized such sale and assignment to the Depositor by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Bank by all necessary action.

          (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally, and the rights of creditors of national banking associations and depository institutions, the accounts of which are insured by the FDIC, and subject to general principles of equity (whether applied in a proceeding of law or in equity).

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under articles of association or by-laws of the Bank, or any material indenture, agreement or other instrument to which the Bank is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Bank of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Bank or its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending against the Bank, or, to its best knowledge, threatened against the Bank, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Bank or its properties: (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Bank of its obligations under, or the validity or enforceability of this Agreement or the Certificates or (iv) seeking to affect adversely the federal or state income tax or ERISA attributes of the Trust or the Certificates.

          (g) NO AMENDMENT OR WAIVER. No provision of any Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the relevant Receivable File, and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section or those of the Seller contained in Section 2.2.

          (h) APPROVALS. All approvals, licenses, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date.

          (i) LOCATION OF RECEIVABLE FILES. The Receivable Files are kept in the offices of the Bank, specified in Schedule B, or at such other office specified in accordance with Section 2.4.

          (j) ALL CONSENTS. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Bank in connection with the execution and delivery by the Bank of this Agreement and the performance by the Bank of the transactions contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Certificateholders.

          SECTION 8.2. INDEMNITIES OF THE BANK. The Bank shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Bank, in its capacities as Seller or Servicer, as applicable, under this Agreement.

          The Bank shall indemnify, defend and hold harmless the Trust, the Trustee, the Depositor and the Certificateholders and any of the officers, directors, employees and agents of the Trustee or the Depositor from any and all losses, claims, damages, liabilities and reasonable costs and expenses (including reasonable attorneys' fees and expenses) to the extent arising out of, or imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith of the Bank in the performance of its obligations and duties under this Agreement or in the performance of the obligations and duties of any subservicer under any subservicing agreement or by reason of the reckless disregard of its obligations and duties under this Agreement or by reason of the reckless disregard of the obligations of any subservicer under any subservicing agreement, where the final determination that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, any such gross negligence, willful misfeasance, bad faith or recklessness on the part of the Bank or any subservicer, is established by a court of law, by an arbitrator or by way of settlement agreed to by the Bank. Notwithstanding the foregoing, if the Bank is rendered unable, in whole or in part, by virtue of an act of God, act of war, fires, earthquake or other natural disasters, to satisfy its obligations under this Agreement, the Bank shall not be deemed to have breached any such obligation upon the sending of written notice of such event to the other parties hereto, for so long as the Bank remains unable to perform such obligation as a result of such event. This provision shall not be construed to limit the Bank's, or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

          The Bank shall indemnify, defend and hold harmless the Trust, the Trustee, the Depositor, the Certificateholders or any of the officers, directors, employees and agents of the Trustee or the Depositor from any and all losses, claims, damages, liabilities and reasonable costs and expenses (including reasonable attorneys' fees and expenses) to the extent arising out of or imposed upon any such Person as a result of any compensation payable to any subcustodian or subservicer (including any fees payable in connection with the release of any Receivable File from the custody of such subservicer or in connection with the termination of the servicing activities of such subservicer with respect to any Receivable) whether pursuant to the terms of any subservicing agreement or otherwise.

          The Bank shall indemnify, defend and hold harmless the Trust, the Trustee, the Depositor, or the Certificateholders from and against any taxes that may at any time be asserted against the Trust, the Trustee, the Depositor or the Certificateholders, (other than any taxes based upon the income of any such person), with respect to the transactions contemplated herein including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

          The Bank shall indemnify, defend, and hold harmless the Trust and Trustee and each of its agents, officers, employees and other persons employed by each of them from and against all reasonable costs and expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, if any, except to the extent that such reasonable cost or expense, reasonable loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee; or (b) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee.

          Indemnification under this Section shall survive the resignation and removal of the Trustee or the termination of this Agreement.

          SECTION 8.3. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE BANK. Any Person (a) into which the Bank may be merged or consolidated, (b) which may result from any merger or consolidation to which the Bank shall be a party or (c) which may succeed to the properties and assets of the Bank, substantially as a whole, shall be the successor to the Bank without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that the Bank hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Servicer if other than the Bank executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.1 shall have been breached and no Event of Servicing Termination, and no event that, after notice or lapse of time, or both, would become an Event of Servicing Termination shall have occurred and be continuing, (iii) the Bank shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption, if any, comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Servicer shall have a consolidated net worth at least equal to that of the predecessor Servicer, and (v) such transaction will not result in a material adverse federal or state tax consequence to the Trust or the Certificateholders.

          SECTION 8.4. LIMITATION ON LIABILITY OF THE BANK AND OTHERS. Neither the Bank nor any of its directors, officers, employees or agents shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action by the Bank or any subservicer pursuant to this Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Bank or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Bank or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

          Except as provided in this Agreement, the Bank shall not be under any obligation to appear in, prosecute or defend any legal action that shall be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Bank, may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement to protect the interests of the Certificateholders under this Agreement.

          SECTION 8.5. THE BANK NOT TO RESIGN AS SERVICER. Subject to the provisions of Section 8.3, the Bank, hereby agrees not to resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of the Bank as Servicer shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of the Trustee or a successor Servicer having assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 9.2 or the date upon which any regulatory authority requires such resignation.

          SECTION 8.6. CORPORATE EXISTENCE. (a) During the term of this Agreement, subject to Section 8.3, the Bank will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the United States of America and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

          (b) During the term of this Agreement, the Bank shall observe the applicable legal requirements for the recognition of the Bank as a legal entity separate and apart from its Affiliates, including as follows:

                   (i) the Bank shall maintain corporate records and books of account separate from those of its Affiliates;

                   (ii) except as otherwise provided in this Agreement, the Bank shall not commingle its assets and funds with those of its Affiliates;

                   (iii) the Bank shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Bank's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Servicer not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                   (iv) the Bank shall at all times hold itself out to the public under the Bank's own name as a legal entity separate and distinct from its Affiliates; and

                   (v) all transactions and dealings between the Bank and its Affiliates will be conducted on an arm's-length basis.

          SECTION 8.7. TAX ACCOUNTING. The Servicer shall prepare any federal tax returns of the Trust in accordance with the Code and any regulations (including, to the extent applicable by their terms, proposed regulations) thereunder. To the extent not inconsistent with any such regulations, such returns shall be prepared in a manner consistent with the following rules:

          (a) The Class A Certificateholders shall be treated as owning the Class A Percentage of Interest Collections (but limited to the Class A Certificate Rate plus the Servicing Fee Rate) and Principal Collections and the Class B Certificateholders shall be treated as owning the Class B Percentage of Interest Collections (but limited to the Class B Certificate Rate plus the Servicing Fee Rate) and Principal Collections. The Depositor shall be treated as having retained the stripped coupons on the Class A Percentage and the Class B Percentage of each Receivable equal to the difference between the APR of such Receivable and the portion owned by the Class A and Class B Certificateholders, respectively, pursuant to this paragraph.

          (b) To the extent that as a result of the subordination provisions of this Agreement, actual cash distributions to the Class B Certificateholders are less than the amount set forth in subsection (a), the Class B Certificateholders shall be deemed to have (i) received the amount set forth in subsection (a),
(ii) paid such difference to the Class A Certificateholders pursuant to a guaranty of the Class A Certificates, and (iii) become subrogated to the rights of the Class A Certificateholders to recovery of the amounts so paid.

                                   ARTICLE IX

                              SERVICING TERMINATION

          SECTION 9.1. EVENTS OF SERVICING TERMINATION. If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

          (a) any failure by the Servicer to deliver to the Trustee for deposit in any of the Accounts, the Reserve Fund or the Payahead Account any required payment or to direct the Trustee or the Collateral Agent, as applicable, to make any required distributions therefrom that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Trustee or the Collateral Agent, as applicable, or after discovery of such failure by an Authorized Officer of the Servicer; or

          (b) failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure shall (i) materially and adversely affect the rights of either the Class A Certificateholders or the Class B Certificateholders and (ii) continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Trustee or (B) to the Servicer and to the Trustee by Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal balance of the Class A Certificates and Class B Certificates taken together as a single class (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and the Servicer delivers an Officers' Certificate to the Trustee to such effect and to the effect that the Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

          (c) an Insolvency Event occurs with respect to the Servicer or any successor; then, and in each and every case, so long as the Event of Servicing Termination shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, by notice then given in writing to the Servicer and the Trustee may terminate all the rights and obligations (other than the obligations set forth in Section 8.2) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 9.2; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Event of Servicing Termination, the Trustee shall give notice thereof to the Rating Agencies.

          SECTION 9.2 APPOINTMENT OF SUCCESSOR. (a) Upon the Servicer's receipt of notice of termination, pursuant to Section 9.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Trustee without further action shall automatically be appointed the successor Servicer and the Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it shall be unwilling or unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

          (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. No successor Servicer shall be liable for any acts or omissions of any predecessor Servicer.

          SECTION 9.3. PAYMENT OF SERVICING FEE; REPAYMENT OF ADVANCES. If the Servicer shall change, the predecessor Servicer shall be entitled to (i) receive any accrued and unpaid Servicing Fees through the date of the successor Servicer's acceptance hereunder in accordance with Section 4.8. and (ii) reimbursement for Outstanding Advances pursuant to Sections 4.2 and 4.8 with respect to all Advances made by the predecessor Servicer.

          SECTION 9.4. NOTIFICATION TO CERTIFICATEHOLDERS. Upon receipt by an Authorized Officer of the Trustee of written notice of any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to Certificateholders and the Rating Agencies subject to the Rating Agency Condition.

          SECTION 9.5. WAIVER OF PAST EVENTS OF SERVICING TERMINATION. The Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, may, on behalf of all Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Accounts, the Reserve Fund or the Payahead Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                    ARTICLE X

                                   THE TRUSTEE

          SECTION 10.1. ACCEPTANCE BY TRUSTEE. The Trustee, by its execution of this Agreement, accepts all consideration conveyed by the Depositor pursuant to
Section 2.1 and the Trust created hereunder and declares that it shall hold such consideration in trust upon the terms hereof set forth for the benefit of the Certificateholders.

          SECTION 10.2. DUTIES OF TRUSTEE. (a) The Trustee, both prior to and after the curing of an Event of Servicing Termination, undertakes to perform only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. If an Event of Servicing Termination shall have occurred and shall not have been cured (the appointment of a successor Servicer (including the Trustee) to constitute a cure for the purposes of this Article), of which an Authorized Officer of the Trustee has actual knowledge the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; PROVIDED, HOWEVER, that if the Trustee assumes the duties of the Servicer pursuant to
Section 9.2, the Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they reasonably conform to the requirements of this Agreement. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct; PROVIDED, HOWEVER, that:

                   (i) Prior to the occurrence of an Event of Servicing Termination, and after the curing of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee (solely in its capacity as such) to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee (solely in its capacity as such) may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                   (ii) The Trustee shall not be liable for an error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts; and

                   (iii) The Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the direction of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, as set forth in Section 9.1, relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          (c) The Trustee (solely in its capacity as such) shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (d) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

          (e) The Trustee shall have no power to vary the corpus of the Trust including (i) accepting any substitute obligation for a Receivable initially assigned to the Trustee under this Agreement, (ii) adding any other investment, obligation or security except for investments of moneys in the Accounts as permitted in this Agreement, or (iii) withdrawing any Receivable, except for a withdrawal permitted under this Agreement.

          SECTION 10.3. TRUSTEE'S CERTIFICATE. As soon as practicable after each Transfer Date on which Receivables shall be assigned to the Depositor pursuant to Section 2.3 or 11.2, as applicable, or to the Servicer pursuant to Section 3.7, the Trustee shall execute a certificate, prepared by the Servicer, substantially in the form of Exhibit E hereto, including its date and the date of the Agreement, and accompanied by a copy of the Servicer's Certificate for the related Collection Period. The Trustee's certificate shall operate, as of such Transfer Date, as an assignment pursuant to Section 10.4.

          SECTION 10.4. TRUSTEE'S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to all Receivables repurchased by the Seller pursuant to Section 2.3 or 11.2, or purchased by the Servicer pursuant to Section 3.7, the Trustee shall assign, without recourse, representation or warranty, to the Seller or to the Servicer, as the case may be, all the Trustee's right, title and interest in and to such Receivables, and all security and documents and all other Trust Property conveyed pursuant to Section 2.1 with respect to such Receivables. Such assignment shall be a sale and assignment outright, and not for security. If, in any enforcement suit or legal proceeding, it is held that the Seller or the Servicer, as the case may be, may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the expense of the Seller or the Servicer, as the case may be, take such steps as the Seller or the Servicer, as the case may be, deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Certificateholders.

          SECTION 10.5. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 10.2:

                   (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                   (ii) The Trustee may consult with counsel and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel or any advice of such counsel.

                   (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby.

                   (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misfeasance or negligence.

                   (v) Prior to the occurrence of an Event of Servicing Termination and after the curing of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts of any matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of an investigation requested by the Certificateholders is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to it against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer, or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; PROVIDED, FURTHER, that the Trustee shall be entitled to make such further inquiry or investigation into such facts or matter as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books and records of the Servicer or the Depositor, personally or by agent or attorney, at the sole cost and expense of the Servicer or Depositor, as the case may be.

                   (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, attorneys, nominees or a custodian, and shall not be liable for the acts of such agents, attorneys, nominees or custodians provided that they have been appointed with due care.

                   (vii) The Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or Financed Vehicles for the purpose of establishing the presence or absence of defects, the compliance by the Depositor with their representations and warranties or for any other purpose.

          SECTION 10.6. TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the Trustee's execution of, and the certificate of authentication on, the Certificates). Except as expressly provided herein, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the Trustee's execution of, and the authentication of the Certificates), or of any Receivable or related document, or for the validity of the execution by the Depositor, the Seller and the Servicer of this Agreement or of any supplements hereto or instruments of further assurance, or for the sufficiency of the Trust Property hereunder, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Depositor, the Seller or the Servicer under this Agreement except as herein set forth; but the Trustee may require the Depositor, the Seller or the Servicer to provide full information and advice as to the performance of the aforesaid covenants, conditions and agreements. The Trustee (solely in its capacity as such) shall have no obligation to perform any of the duties of the Depositor, the Seller or the Servicer, except as explicitly set forth in this Agreement. The Trustee shall have no liability in connection with compliance of the Servicer, the Seller or the Depositor with statutory or regulatory requirements related to the Receivables. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust or the Trustee. The Trustee (solely in its capacity as such) shall at no time have any responsibility or liability for, or with respect to, the legality, validity or enforceability of any security interest in any Financed Vehicle or (prior to the time, if any, that the Servicer is terminated as custodian hereunder) any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, the efficacy of the Trust or its ability to generate funds sufficient to provide for the payments to be distributed to Certificateholders under this Agreement, the existence, condition, location and ownership of any Financed Vehicle, the existence and contents of any Receivable or any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or of any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Depositor or the Seller with any representation or warranty made under this Agreement or in any related document and the accuracy of any such representation or warranty, prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee, on behalf of the Trust shall remain responsible for any Trust Property that it may hold), the acts or omissions of the Depositor, the Seller, the Servicer, or any Obligor, any action of the Servicer taken in the name of the Trustee, or any action by the Trustee taken at the instruction of the Servicer (PROVIDED that such instruction is not in express violation of the terms and provisions of this Agreement); PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement (whether in its capacity as Trustee or as successor Servicer) or based on the Trustee's willful misfeasance, negligence or bad faith, or based on the Trustee's breach of a representation and warranty contained in Section 10.14, no recourse shall be had to the Trustee (whether in its individual capacity or as Trustee) for any claim based on any provision of this Agreement, the Certificates or any Receivable or assignment thereof against the Trustee in its individual capacity; the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim. The Trustee shall not be accountable for the use or application by the Depositor of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables prior to the time such amounts are deposited in the Collection Account (whether or not the Collection Account is maintained with the Trustee). The Trustee shall have no liability for any losses from the investment or reinvestment in Eligible Investments made in accordance with Section 4.1.

          SECTION 10.7. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

          SECTION 10.8. TRUSTEE'S FEES AND EXPENSES. The Servicer agrees to pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation as is agreed upon in writing between the Trustee and the Servicer (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement as Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices or other communications to Certificateholders), disbursements and advances (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with this Agreement except any such expense, disbursement, or advance as may arise from its negligence, willful misfeasance or bad faith. The Servicer shall indemnify the Trustee, its officers, directors, agents and employees for, and hold it, and its officers, directors, agents and employees harmless against, any loss, liability, cost or expense, arising out of or in connection with the transactions contemplated by this Agreement PROVIDED, that such loss, liability, cost, or expense is not caused by the Trustee's negligence, willful misconduct or bad faith. The Servicer's covenant to pay the expenses, disbursements and advances provided for in the second preceding sentence, the Servicer's indemnification of the Trustee provided for in the preceding sentence and the Servicer's indemnity pursuant to Section 8.2 shall survive the termination of this Agreement.

          SECTION 10.9. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The trustee shall be organized and doing business under the banking laws of such state or of the United States, shall be authorized under such laws to exercise corporate trust powers, shall have a combined capital and surplus of at least $50,000,000, shall have a credit rating of at least Baa3 from Moody's and shall be subject to supervision or examination by federal or state banking authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.9, the consolidated net worth of such corporation shall be deemed to be its consolidated capital and surplus as set forth in its most recent consolidated report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.10.

          SECTION 10.10. RESIGNATION OR REMOVAL OF TRUSTEE. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.9 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed, the successor Trustee, the Certificateholders at their respective addresses of record and the Rating Agencies.

          (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 10.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.11.

          (d) The respective obligations of the Depositor, the Seller and the Servicer described in this Agreement shall survive the removal or resignation of the Trustee as provided in this Agreement. The Trustee shall be paid all amounts outstanding upon its resignation or removal.

          SECTION 10.11. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed pursuant to Section 10.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          (b) No successor Trustee shall accept appointment as provided in this
Section 10.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.9.

          (c) Upon acceptance of appointment by a successor Trustee pursuant to this Section 10.11, the Servicer shall mail notice of such acceptance by the successor Trustee under this Agreement to all Certificateholders at their respective addresses of record and to the Rating Agencies. If the Servicer shall fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

          SECTION 10.12. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or banking association which is eligible to be a successor Trustee under Section
10.9 (i) into which the Trustee may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or (iii) that may succeed by purchase and assumption to the business of the Trustee, where the Trustee is not the surviving entity, which corporation or banking association executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Servicer and the Rating Agencies of any such merger, conversion, consolidation or purchase and assumption where the Trustee is not the surviving entity.

          SECTION 10.13. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 10.13, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 10.9 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.11. Notwithstanding the appointment of a co-trustee or separate trustee hereunder, the Trustee shall not be relieved of any of its obligations under this Agreement.

          (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                   (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee, is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

                   (ii) No trustee under this Agreement shall be liable by reason of any act or omission of any other trustee under this Agreement.

                   (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and in particular to the provisions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Trustee shall promptly notify the Servicer and the Rating Agencies of any appointment made pursuant to this Section 10.13.

          SECTION 10.14. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee makes the following representations and warranties on which the Depositor, the Seller, the Servicer, and Certificateholders may rely:

                   (i) ORGANIZATION AND GOOD STANDING. The Trustee is a corporation duly organized, validly existing, and in good standing under the laws of ___________________; and

                   (ii) Power and Authority. The Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

          SECTION 10.15. REPORTS BY TRUSTEE. The Trustee shall provide to any Certificateholder or Certificate Owner who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Certificate, the annual statement described in Section 3.10, and the annual accountant's examination described in Section 3.11. The Trustee may require any Certificateholder or Certificate Owner requesting such report to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

          SECTION 10.16. TAX ACCOUNTING. The Servicer shall prepare any federal tax returns of the Trust in accordance with the Code and any regulations (including, to the extent applicable by their terms, proposed regulations) thereunder. In no event shall the Trustee in its individual capacity be liable for any liabilities, costs or expenses of the Trust, the Certificateholders, the Depositor, the Seller or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith). Notwithstanding the foregoing, in no event shall the Trustee be liable hereunder for any liabilities, costs or expenses incurred from any information furnished to it by the Servicer or failure to furnish information by the Servicer in a timely manner.

          SECTION 10.17. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                                   ARTICLE XI

                                   TERMINATION

          SECTION 11.1. TERMINATION OF THE TRUST. (a) The Trust, and the respective obligations and responsibilities of the Depositor, the Seller, the Servicer and the Trustee hereunder shall terminate (except as otherwise expressly provided herein) upon the earliest of: (i) the Distribution Date next succeeding the purchase by the Servicer at its option, pursuant to Section 11.2, of the Receivables remaining in the Trust, (ii) the Distribution Date next succeeding the sale through Auction, pursuant to Section 11.3 of the Receivables remaining in the Trust, (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement or (iv) the Distribution Date next succeeding the month following the maturity or the liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; PROVIDED, HOWEVER, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 11.1.

          (b) Upon receipt of written notice of termination by the Servicer, notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender the Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders and the Rating Agencies mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating the amount of any such final payment and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 4.5. Amounts remaining after distribution, or providing for distribution, to the Certificateholders shall be distributed to the Depositor upon written request.

          (c) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. The Trustee shall after giving such notice deliver or cause to be delivered to the Servicer the Certificate Register. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any such funds held pending such distribution shall be held uninvested. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Depositor upon written request.

          SECTION 11.2. OPTIONAL PURCHASE OF ALL RECEIVABLES. On the last day of any Collection Period immediately preceding a Determination Date as of which the then outstanding Pool Balance is 5% or less of the Initial Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall deposit pursuant to Section 4.3 the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon into the Collection Account for the Distribution Date occurring in the month in which such repurchase is to be effected. The payment shall be made in the manner specified in Section 4.3, and shall be distributed pursuant to Section 4.5. Upon such payment the Servicer shall succeed to and own all interests in and to the Trust and the Trust Property.

          SECTION 11.3. MANDATORY SALE OF ALL CONTRACTS. In accordance with the procedures and schedule set forth in Exhibit F hereto (the "Auction Procedures"), the Trustee shall conduct or shall cause to be conducted an auction (the "Auction") of the Receivables remaining in the Trust (such Receivables hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust pursuant to Section 11.1 on the second Distribution Date succeeding the Record Date on which the Pool Balance is 5% or less of the Original Pool Balance and at such time as the Depositor shall have not exercised its option contained in Section 11.2. Such Auction shall be conducted within 10 days following the Distribution Date following the Record Date on which the Pool Balance is 5% or less of the Original Pool Balance. The Depositor, the Seller, or the Servicer may, but shall not be required to, bid at the Auction. The Trustee shall sell or shall cause the sale and transfer of the Auction Property to the highest bidder therefor at the Auction provided that;

                   (i) the Auction has been conducted in accordance with the Auction Procedures;

                   (ii) the Trustee has received good faith bids for the Auction Property from two prospective purchasers that are considered by the Trustee, in its sole discretion, to be competitive participants in the market for motor vehicle retail installment sale contracts and other motor vehicle installment sale contracts;

                   (iii) a financial advisor, as advisor to the Trustee (in such capacity, the "Advisor"), shall have advised the Trustee in writing that at least two of such bidders (including the winning bidder) are participants in the market for motor vehicle retail installment sale contracts and other motor vehicle installment sale contracts willing and able to purchase the Auction Property;

                   (iv) the highest bid in respect of the Auction Property is not less than the aggregate fair market value of the Auction Property (as determined by the Trustee in its sole discretion);

                   (v) any bid submitted by the Depositor, the Seller, the Servicer or any Affiliate of any of them shall reasonably represent the fair market value of the Auction Property, as independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment bank firm) selected by the Trustee; and

                   (vi) the highest bid would result in proceeds from the sale of the Auction Property which will be at least equal to the sum of (A) the greater of (1) the aggregate Purchase Price for the Receivables (including defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (2) an amount that, when added to amounts on deposit in the Collection Account and available for distribution to Certificateholders on the second Distribution Date following the consummation of such sale (the "Liquidation Distribution Date"), would result in proceeds sufficient to distribute to Certificateholders the amounts of interest due to the Certificateholders for such Distribution Date and any unpaid interest payable to the Certificateholders with respect to one or more prior Distribution Dates and the outstanding principal amount of the Certificate Balance, and (B) the Total Servicing Fee payable on such second Distribution Date.

          Provided that all of the conditions set forth in clauses (i) through
(vi) have been met, the Trustee shall sell and transfer the Auction Property, without representation, warranty or recourse, to such highest bidder in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Auction Property in the Collection Account at least one Business Day prior to such second succeeding Distribution Date. In addition, the Auction must stipulate that the Servicer be retained to service the Receivables on terms substantially similar to those in the Agreement. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, the Trustee shall decline to consummate such sale and transfer. In the event such sale and transfer is not consummated in accordance with the foregoing, however, the Trustee may from time to time in the future, but shall not be under any further obligation to, solicit bids for sale of the assets of the Trust upon the same terms and conditions as set forth above.

          If any of the foregoing conditions are not met, the Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Receivables remaining in the Trust. In such event, however, the Trustee may from time to time solicit bids in the future for the purchase of such Receivables pursuant to this Section 11.3.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          SECTION 12.1. AMENDMENT. (a) This Agreement may be amended by the Depositor, the Seller, the Servicer and the Trustee, but without the consent of any of the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provision in this Agreement or for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; PROVIDED, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interests of any Certificateholder and receipt of an opinion pursuant to Section 12.2(i); PROVIDED FURTHER, that any amendment within the scope of Section 12.1(b)(i) or
(ii) shall be deemed to materially and adversely affect the interests of the Certificateholders, as evidenced by an Officer's Certificate of the Servicer delivered to the Trustee.

          (b) This Agreement may also be amended from time to time by the Depositor, the Seller, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate, without the consent of all adversely affected Certificateholders or (ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates, the holders of which are required to consent to any such amendment, without the consent of all Certificateholders.

          (c) Prior to its execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies. Promptly after its execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

          (d) It shall not be necessary for the consent of Certificateholders pursuant to Section 12.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel referred to in
Section 12.2(i) has been delivered. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 12.2. PROTECTION OF TITLE TO TRUST. (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee under this Agreement in the Trust Property and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) None of the Depositor, the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (c) Each of the Depositor, the Seller and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and Payahead Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

          (f) If at any time the Seller, the Depositor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer, shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

          (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's or any subservicer's records regarding any Receivable.

          (h) Upon request at any time the Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i) The Servicer shall deliver to the Trustee:

                   (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either
          (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                   (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

          Each Opinion of Counsel referred to in clause (l) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

          (j) The Depositor shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

          SECTION 12.3. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, or entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Holders as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken pursuant to any provision of this Agreement.

          (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of the Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right, under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Class A Certificateholders or Class B Certificateholders, as the case may be. For the protection and enforcement of the provisions of this Section 12.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 12.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 12.5. NOTICES. All demands, notices and communications upon or to the Depositor, the Servicer, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor to Mellon Auto Receivables Corporation, One Mellon Bank Center, Fourth Floor, Pittsburgh, Pennsylvania 15758, Attention: Stephen Cobain, (b) in the case of the Seller or the Servicer, to Mellon Bank, N.A., One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Patrick Ryan, (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of __________________, to ______________________ and (e) in the case of ______________________, to
___________________________________; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. All demands, notices and communications upon or to the Certificateholders under this Agreement shall be in writing, sent by first class mail.

          SECTION 12.6. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 12.7. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.5, 8.3 and 8.5, this Agreement may not be assigned by the Depositor or the Servicer. This Agreement may not be assigned by the Trustee except as provided by Sections 10.10 through
10.13 hereof.

          SECTION 12.8. CERTIFICATES NONASSESSABLE AND FULLY PAID. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 6.1, each Certificate shall be deemed fully paid.

          SECTION 12.9. INTENTION OF PARTIES. (a) The execution and delivery of this Agreement shall constitute an acknowledgment by the Depositor, the Seller and the Trustee, on behalf of the Certificateholders, that it is intended that each of the assignments and transfers herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and the other Trust Property, conveying good title thereto free and clear of any liens, from the Seller to the Depositor and from the Depositor to the Trustee, and that the Receivables and the other Trust Property shall not be a part of the estate of either the Seller or the Depositor in the event of the insolvency, receivership, conservatorship or the occurrence of another similar event, of, or with respect to, the Seller or the Depositor, as applicable. In the event that either such conveyance is determined to be made as security for a loan made by the Depositor, the Trustee or the Certificateholders, as applicable, to the Seller or the Depositor, as applicable, the parties intend that the Seller shall have granted to the Depositor and the Depositor shall have granted to the Trustee a security interest in all of the Seller's or the Depositor's, as applicable, right, title and interest in and to the Trust Property conveyed to the Trustee pursuant to Section 2.1 in order to secure the obligations under the Certificates, and that this Agreement shall constitute a security agreement under applicable law.

          (b) The execution and delivery of this Agreement shall constitute an acknowledgment by the Depositor on behalf of the Certificateholders that they intend that the Trust be classified (for federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Code of which the Certificateholders are owners, rather than as an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

          SECTION 12.10. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 12.11. COLLATERAL AGENT PROTECTION. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall have the same rights and protection afforded to the Trustee hereunder.

          SECTION 12.12. LIMITATION OF LIABILITY OF TRUSTEE AND COLLATERAL AGENT. Notwithstanding anything contained herein to the contrary (i) this Agreement has been accepted by ________________ as Trustee and as Collateral Agent with respect to the Reserve Fund and in no event shall __________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller or the Depositor hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Seller or the Depositor, as applicable, and (ii) under no circumstances shall _______________ be liable for the payment of any indebtedness or expenses of the Trust; PROVIDED, HOWEVER, nothing contained herein shall relieve _________________ of its obligations contained herein in its capacity as Trustee and as Collateral Agent.

          SECTION 12.13. INDEPENDENCE OF THE SERVICER. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Trustee, the Servicer shall have no authority to act for or represent the Trustee in any way and shall not otherwise be deemed an agent of the Trustee.

          SECTION 12.14. NO JOINT VENTURE. Nothing contained in this Agreement
(i) shall constitute the Servicer and the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          SECTION 12.15. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 12.16. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Depositor, the Seller, the Servicer, the Trust, the Trustee and for the benefit of the Certificateholders nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  MELLON AUTO RECEIVABLES
                                  CORPORATION,
                                  as Depositor


                                  By:_________________________________
                                     Name:
                                     Title:


                                  MELLON BANK, N.A.,
                                  as Servicer and Seller


                                  By:_________________________________
                                     Name:
                                     Title:
                                  _______________________________,
                                  as Trustee and Collateral Agent


                                  By:_________________________________
                                     Name:
                                     Title:

                                                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES
                      (delivered to the Trustee at Closing)

                                                                    SCHEDULE B

                             LOCATION OF RECEIVABLES

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT BALANCE ON THE FACE HEREOF.

NUMBER A-                                               $_______________ (of
CUSIP NO. ______________                                $____________ issued)

                            MELLON AUTO TRUST 199_-_

                  CLASS A _____% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper secured by new or used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks).

(This Certificate does not represent an interest in or obligation of Mellon Auto Receivables Corporation or any of its Affiliates, except to the extent described below.)

          THIS CERTIFIES THAT _________________ is the registered owner of a $____________________ nonassessable, fully-paid, fractional undivided interest in Mellon Auto Trust 199_-_ (the "Trust") formed pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of ______________ among Mellon Auto Receivables Corporation, as depositor (the "Depositor"), Mellon Bank, N.A., as servicer (the "Servicer") and seller (the "Seller") and ______________, a __________________, as Trustee and Collateral Agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

          This Certificate is one of the duly authorized Certificates, designated as the Class A ____% Asset Backed Certificates (herein called the "Class A Certificates"), issued under the Agreement. Also issued under the Agreement are Certificates designated as the Class B ____% Asset Backed Certificates (the "Class B Certificates"). The Class A Certificates and the Class B Certificates are hereinafter collectively called the "Certificates." The aggregate beneficial ownership interests in the Trust evidenced by all Class A Certificates is ___%. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Seller, the Servicer, the Trustee and Holders of the Class A Certificates.

          The property of the Trust includes a pool of motor vehicle retail installment sale contracts and other motor vehicle retail installment chattel paper secured by new or used automobiles (including passenger cars, minivans, sport/utility vehicles or light trucks) (collectively, the "Receivables"), all monies received under the Receivables on or after the related Cutoff Date and with respect to Receivables which are Actuarial Receivables, all monies received thereon prior to the Cutoff Date that are due on or after the Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts, the rights to proceeds from certain insurance proceeds, the rights of the Trust under the Agreement, the right to receive certain payments from funds deposited in the Reserve Fund and all proceeds of the foregoing.

          Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on ______________, to the Person in whose name this Certificate is registered at the close of business on the last day of the calendar month preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date.

          It is the intent of the Seller, the Depositor, the Trustee and the Certificateholders that the Trust be classified (for federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Code of which the Class A Certificateholders are owners, rather than as an association taxable as a corporation. The Depositor, the Seller, the Servicer, the Trustee and the Certificateholders, by acceptance of a Class A Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

          Distributions on this Certificate will be made as provided in the Agreement by the Trustee by check mailed or wire to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Date:
                                         __________________________________,
                                                                as Trustee

                                         By:________________________________
                                            Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates referred to in the within-mentioned Agreement.

Date:
                                         __________________________________,
                                                                as Trustee
                                         By:________________________________
                                            Authorized Signatory

                        (REVERSE OF CLASS A CERTIFICATE)

          The Class A Certificates do not represent an obligation of, or an interest in, any of the Depositor, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Certificate is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Seller, the Servicer and the Trustee and the rights of the Certificateholders at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

          Except as provided in the Agreement, the Class A Certificates are issuable only as registered certificates without coupons in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Class A Certificate may be issued in a denomination that represents any remaining portion of the Original Class A Principal Balance. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 5% or less of the Original Pool Balance. In addition, within ten days following a Distribution Date as of which the Pool Balance is 5% or less of the Original Pool Balance, and if the Depositor has not exercised its option to repurchase the Receivable an auction sale shall be conducted (as described in the Agreement) and such auction shall effect early retirement of the Certificates.

                                   ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________________________________________________
Please print or type name and address, including postal zip code, of assignee)
_______________________________________________________________________________
the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ to transfer said Class A Certificate on the books of the Trustee, with full power of substitution in the premises.

Dated:
___________________________________________*/
Medallion:

____________________________*/

_______________________
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                           FORM OF CLASS B CERTIFICATE

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          THIS CERTIFICATE MAY NOT BE DIRECTLY OR INDIRECTLY SOLD OR TRANSFERRED TO, OR PURCHASED OR ACQUIRED BY, OR ON BEHALF OF (1) ANY EMPLOYEE BENEFIT PLAN, RETIREMENT ARRANGEMENT, INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN WHICH IS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), OR (2) ANY ENTITY WHOSE SOURCE OF FUNDS TO BE USED FOR THE PURCHASE OF THIS CLASS B CERTIFICATE INCLUDES THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN, AND WHICH COMPLIES WITH THE PROVISIONS OF, PROHIBITED TRANSACTION EXEMPTION 95-60.

          DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT BALANCE ON THE FACE HEREOF.

NUMBER B-                                             $_______________ (of

CUSIP NO. ____________                                $___________ issued)

                            MELLON AUTO TRUST 199_-_
                     CLASS B ____% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper secured by new or used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks).

(This Certificate does not represent an interest in or obligation of Mellon Auto Receivables Corporation or any of its affiliates, except to the extent described below.)

          THIS CERTIFIES THAT _________________ is the registered owner of a $____________________ nonassessable, fully-paid, fractional undivided interest in Mellon Auto Trust 199__ (the "Trust") formed pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of ________________ _______ __, 199_ among Mellon Auto Receivables Corporation, as depositor (the "Depositor"), Mellon Bank, N.A., as servicer (the "Servicer") and seller (the "Seller") and ______________, a ___________, as Trustee and Collateral Agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

          This Certificate is one of the duly authorized Certificates, designated as the Class B ____% Asset Backed Certificates (herein called the "Class B Certificates"), issued under the Agreement. Also issued under the Agreement are Certificates designated as the Class A ____% Asset Backed Certificates (the "Class A Certificates"). The Class A Certificates and the Class B Certificates are hereinafter collectively called the "Certificates." The aggregate beneficial ownership interests in the Trust evidenced by all Class B Certificates is ___%. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Seller, the Servicer, the Trustee and Holders of the Class B Certificates.

          The property of the Trust includes a pool of simple interest motor vehicle retail installment sale contracts and other motor vehicle retail installment chattel paper secured by new or used automobiles (including passenger cars, minivans, sport/utility vehicles or light trucks) (collectively, the "Receivables"), all monies received under the Receivables on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, all monies received thereon prior to the Cutoff Date that are due on or after the Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts, the rights to proceeds from certain insurance proceeds, the rights of the Trust under the Agreement, the right to receive certain payments from funds deposited in the Reserve Fund and all proceeds of the foregoing.

          Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on _____________, to the Person in whose name this Certificate is registered at the close of business on the last day of the calendar month preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date.

          It is the intent of the Seller, the Depositor, the Trustee and the Certificateholders that the Trust be classified (for Federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Code of which the Class B Certificateholders are owners, rather than as an association taxable as a corporation. The Depositor, the Servicer and the Certificateholders, by acceptance of a Class B Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

          Distributions on this Certificate will be made as provided in the Agreement by the Trustee by check mailed or wire to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

          Date:
                                       ___________________________________,
                                                              as Trustee
                                       By:________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the within-mentioned Agreement.

         Date:
                                         __________________________________,
                                                                as Trustee
                                         By:________________________________
                                            Authorized Signatory

                        (REVERSE OF CLASS B CERTIFICATE)

          The Class B Certificates do not represent an obligation of, or an interest in, any of the Depositor, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Certificate is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Seller, the Servicer and the Trustee and the rights of the Certificateholders at any time by the Depositor, the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

          Except as provided in the Agreement, the Class B Certificates are issuable only as registered certificates without coupons in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof; PROVIDED, HOWEVER, that one Class B Certificate may be issued in a denomination that represents any remaining portion of the Original Class B Principal Balance. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 5% or less of the Original Pool Balance. In addition, within ten days following a Distribution Date as of which the Pool Balance is 5% or less of the Original Pool Balance, and if the Depositor has not exercised its option to repurchase the Receivable an auction sale shall be conducted (as described in the Agreement) and such auction shall effect early retirement of the Certificates.

          [By accepting and holding this Class B Certificate, the Holder hereof shall be deemed to have represented and warranted that it is it is not acquiring Class B Certificates, directly or indirectly, for or on behalf of an ERISA Entity other than an "insurance company general account" as defined in, and which complies with the provisions of, Prohibited Transaction Exemption 95-60.]

          [The transferee hereof of this Class B Definitive Certificate will represent that it is not either (1) an employee benefit plan, retirement arrangement, individual retirement account or keogh plan which is subject to either Title I of ERISA, or Section 4975 of the Code, or (2) any entity whose source of funds to be used for the purchase of the Class B Certificate includes the assets of any such Plan, other than an "Insurance Company General Account" as defined in, and which complies with the provisions of, Prohibited Transaction Exemption 95-60 issued by the United States Department of Labor.]

                                   ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________________________________________________
 (Please print or type name and address, including postal zip code, of assignee)
_______________________________________________________________________________
 the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ to transfer said Class B Certificate on the books of the Trustee, with full power of substitution in the premises.

Dated:
___________________________________________*/
Medallion:

____________________________*/

_______________________
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT D

                         FORM OF BENEFIT PLAN AFFIDAVIT

STATE OF ___________        )
                            ss:
COUNTY OF __________        )

          Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

          1. That I am a duly authorized officer of _____________ (the "PURCHASER"), whose taxpayer identification number is _________, and on behalf of which I have the authority to make this affidavit.

          2. That the Purchaser is acquiring a Class B Certificate (the "CERTIFICATE") representing an interest in the Trust.

          3. That the Purchaser is not either (1) an employee benefit plan, retirement arrangement, individual retirement account or keogh plan which is subject to either Title I of ERISA, or Section 4975 of the Code, or (2) any entity whose source of funds to be used for the purchase of the Class B Certificate includes the assets of any such Plan, other than an "Insurance Company General Account" as defined in, and which complies with the provisions of, Prohibited Transaction Exemption 95-60 issued by the United States Department of Labor.

          Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement dated as of ______ __, 199__ among Mellon Auto Receivables Corporation, as depositor, Mellon Bank, N.A., as servicer and seller and _______________, as trustee.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ____ day of ___________, 19__.


                                            ___________________________________


                                            By:________________________________

                                            Its:_______________________________

          Personally appeared before me ____________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Purchaser.

Subscribed and sworn before me
this ____ day of ____________, 19__


_______________________________________
Notary Public


My commission expires the ____ day
of ___________________, 19__.

                                   EXHIBIT E-1

              FORM OF TRUSTEE'S CERTIFICATE - ASSIGNMENT TO SELLER

          Trustee's Certificate pursuant to Section 10.3 of the Pooling and Servicing Agreement.

          _________________, a ______________ corporation, as trustee (the
"Trustee") of Mellon Auto Trust 199_-_, created pursuant to the Pooling and Servicing Agreement, dated as of ___________ (the "Pooling and Servicing Agreement"), among Mellon Auto Receivables Corporation, as depositor (the "Depositor"), Mellon Bank, N.A., as servicer (the "Servicer") and Seller (the "Seller") and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be retransferred to the Seller pursuant to Section [2.3] [11.2] of the Pooling and Servicing Agreement, and all security and documents relating thereto.

          IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of ______________________, 199___.

_____________________________________

                                   EXHIBIT E-2

                  FORM OF TRUSTEE'S CERTIFICATE - ASSIGNMENT TO

          SERVICER Trustee's Certificate pursuant to Section 10.3 of the Pooling and Servicing Agreement.

          ________________, a _______________ corporation (the "Trustee") of
Mellon Auto Trust 199_-_, created pursuant to the Pooling and Servicing Agreement, dated as of _____________ (the "Pooling and Servicing Agreement"), among Mellon Auto Receivables Corporation, as depositor (the "Depositor"), Mellon Bank, N.A., as servicer (the "Servicer") and seller (the "Seller") and the Trustee does hereby sell, transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be transferred by the Trustee to the Servicer pursuant to Section 3.7 of the Pooling and Servicing Agreement, and all security and documents relating thereto.

          IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of __________________________, 199___.

_________________________________

                                    EXHIBIT F

                        TERMINATION - AUCTION PROCEDURES

          The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 11.3 of the Pooling and Servicing Agreement dated as of _________, 199__ (the "Agreement"), among Mellon Auto Receivables Corporation, a Delaware corporation, as depositor (the "Depositor"), Mellon Bank, N.A., a national banking association (the "Bank"), as servicer (the "Servicer") and seller (the "Seller") and _____________, as trustee hereunder (the "Trustee") and as collateral agent with respect to the Reserve Fund (the "Collateral Agent"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

                               PRE-AUCTION PROCESS

          (a) Upon receiving notice of the Auction, the Advisor will initiate its general Auction procedures consisting of the following: (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the applicable Trustee; and (vi) notify the Servicer of all potential bidders and anticipated timetable.

          (b) The general solicitation package will include: (i) the prospectus from the public offering of the Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Purchase Agreement and Pooling and Servicing Agreement; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Auction Property as set forth in Section 11.3 of the Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Balance as of the related Distribution Date reflecting the same data attributes used to create the Cutoff Date tables for the Prospectus Supplement dated ________ __, 199_ relating to the offering of the Certificates.

          (c) The Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain terms (i)-(iii) listed in the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions.

          (d) The Advisor will send solicitation packages to all bidders at least 15 business days before the date of the Auction. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 business days before the date of the Auction. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the date of the Auction and distribute the questions and answers to all bidders.

                                 AUCTION PROCESS

          (a) _______________________, in its role as Advisor to the Trustee, will be allowed to bid in the Auction, but will not be required to do so.

          (b) The Servicer will also be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

          (c) On the date of the Auction, all bids will be due by facsimile to the offices of the applicable Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 11.3 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

          (d) If the Trustee receives fewer than two market value bids from participants in the market for motor vehicle retail installment sale contracts and other motor vehicle installment sale contracts willing and able to purchase the Auction Property, the Trustee shall decline to consummate the sale.

          (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Balance will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to exceed one Business Day before the related Distribution Date (as described above).

          (f) The winning bidder will receive on the date of the Auction a copy of the draft Purchase Agreement, Pooling and Servicing Agreement and Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 8.1 of the Agreement).

          (g) ______________, in its capacity as Advisor to the Trustee, will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. __________________ will also provide such letter if it is the winning bidder. In the case where _____________ or the Servicer is the winning bidder it will in its letter provide for market comparable valuations.

          (h) The Auction will stipulate that the Servicer be retained to service the Receivables sold pursuant to the terms of the Purchase and Sale Agreement and the Pooling and Servicing Agreement.